The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities, nor does it solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-287594
SUBJECT TO COMPLETION DATED MAY 27, 2025.
Prospectus Supplement
(to Prospectus dated May 27, 2025)
5,200,000 American Depositary Shares
GDS Holdings Limited
Representing 41,600,000 Class A Ordinary Shares
We are offering 5,200,000 American depositary shares, or ADSs, in this offering, each ADS representing eight of our Class A ordinary shares, par value US$0.00005 per share. The last reported sales price of our ADSs on the Nasdaq Global Market, or Nasdaq, on May 23, 2025 was $28.50 per ADS. We will receive all of the net proceeds from this offering.
Concurrently with this offering, we are offering an aggregate of      ADSs pursuant to a separate prospectus supplement, which we refer to as the “Delta Placement of Borrowed ADSs.” We will loan such ADSs to J.P. Morgan Securities plc (the “ADS Borrower”) pursuant to an ADS lending agreement, which we refer to as the “ADS Lending Agreement,” for sale by an affiliate of the ADS Borrower, J.P. Morgan Securities LLC (the “Borrowed ADS Underwriter”). In this prospectus supplement, we also refer to the ADSs borrowed under the ADS Lending Agreement as the “Borrowed ADSs” and to the ADS loan transaction pursuant to the ADS Lending Agreement as the “ADS Loan.” We believe that under United States generally accepted accounting principles, or U.S. GAAP, the Borrowed ADSs will not be considered outstanding for the purpose of computing and reporting our earnings per ADS. We will not receive any proceeds from the sale of the Borrowed ADSs, but we will receive from the ADS Borrower or its affiliate a nominal lending fee of US$0.0004 per each Borrowed ADS. The ADS Borrower or its affiliates will receive all the proceeds from the sale of the Borrowed ADSs. The ADS Borrower or its affiliates will use the short positions resulting from the Delta Placement of the Borrowed ADSs to facilitate privately negotiated derivative transactions, by which certain investors in our    % convertible senior notes due 2032 (the “convertible senior notes” and the “Concurrent Notes Offering”, respectively) described below, who employ a convertible arbitrage strategy, will hedge their market risk with respect to the convertible senior notes. These derivative transactions are expected to be on market-standard terms for such type of transactions. During the term of such transactions, such investors may use their synthetic short positions established thereunder at their sole discretion.
Concurrently with the Delta Placement of Borrowed ADSs, we are offering US$450,000,000 aggregate principal amount of convertible senior notes, plus up to US$50,000,000 aggregate principal amount of our convertible senior notes if the initial purchasers in the convertible senior notes offering exercise their option to purchase additional convertible senior notes, in reliance on the exemption from registration provided by Rule 144A under the U.S. Securities Act. The number of Borrowed ADSs to be sold will depend on what portion of investors in the convertible senior notes desire to hedge their investments, and is expected to be no greater than commercially reasonable initial short positions of such investors. Borrowed ADSs will initially be offered at US$ per ADS, and may subsequently be offered for sale in one or more transactions on the Nasdaq Global Market (“Nasdaq”), in the over the counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale or at negotiated prices. See “Underwriting.”
The completion of the offering hereunder is contingent upon the completion of both the Delta Placement of Borrowed ADSs and the Concurrent Notes Offering, and the completion of each of the Delta Placement of Borrowed ADSs and the Concurrent Notes Offering is contingent upon the completion of each other and the offering hereunder. If the offering hereunder is not consummated, the Concurrent Notes Offering will terminate, the ADS Loan under the ADS Lending Agreement will terminate, and the Delta Placement of Borrowed ADSs will terminate and all of the Borrowed ADSs (or ADSs fungible with the Borrowed ADSs or other substitute securities or property as provided for in the ADS Lending Agreement) must be returned to us.

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities, nor does it solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Our ADSs are listed on the Nasdaq Global Market under the symbol “GDS” and our Class A ordinary share are listed on the Main Board of the Hong Kong Stock Exchange under the stock code “9698.”
Neither this prospectus supplement nor the accompanying prospectus is an offer in respect of our convertible senior notes. Our convertible senior notes are being concurrently offered in a separate offering in reliance on Rule 144A under the Securities Act of 1933, as amended, or the “Securities Act”, to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act). This prospectus supplement is not an offer of the Borrowed ADS, which will be made under a sperate prospectus supplement filed with the SEC pursuant to Rule 424(b) of the Securities Act and the base prospectus.
Our outstanding share capital consists of Class A ordinary shares, Class B ordinary shares and preferred shares. The rights of the holders of our Class A ordinary shares and our Class B ordinary shares are virtually identical other than with respect to voting, conversion and director nomination rights. Each of our Class A and Class B ordinary shares is entitled to one vote per share except that each Class B ordinary share is entitled to 20 votes with respect to (i) the election of a simple majority of our directors and (ii) any change to our articles of association that would adversely affect the rights of the holders of Class B ordinary shares at general meetings of our shareholders. Each Class B ordinary share is convertible at any time into one Class A ordinary share. For so long as there are Class B ordinary shares outstanding, the holders of Class B ordinary shares will also have the right to nominate one less than a simple majority, or five, of the directors to our board of directors, which directors shall be subject to the voting arrangements described above. See “Description of Share Capital” in the accompanying prospectus.
We expect that delivery of the ADSs will be made through the facilities of The Depositary Trust Company on            , 2025 (such settlement being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ADSs more than one business day prior to           , 2025 will be required, by virtue of the fact that the ADSs settle on T+2 to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the ADSs who wish to trade the ADSs during such period should consult their advisors.
Investing in the ADSs involves a high degree of risk. See the “Risk Factors” beginning on page S-18 of this prospectus supplement.
GDS Holdings Limited is not an operating company in mainland China, but instead is a Cayman Islands holding company. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in telecommunications-related businesses, including the provision of value-added telecommunications services, or VATS. Our internet data center businesses are classified as VATS by the PRC government. Accordingly, we operate substantially all of these business operations in mainland China through the consolidated variable interest entities, or VIEs, and their subsidiaries, as well as through our subsidiaries, and rely on contractual arrangements to control the business operations of the consolidated VIEs. GDS Holdings Limited has no equity ownership in the consolidated VIEs. As used in this prospectus supplement, “GDS,” “our company,” “the Company,” “we,” “our” or “us” refers to GDS Holdings Limited, a company incorporated in the Cayman Islands with limited liability on December 1, 2006 and, where the context requires, its consolidated subsidiaries and the consolidated affiliated entities, including the VIEs and their subsidiaries, from time to time. Investors in the ADSs are not purchasing an equity interest in the consolidated VIEs and their subsidiaries in mainland China, but instead are purchasing an equity interest in a Cayman Islands holding company and its subsidiaries (excluding the VIEs and their subsidiaries).
Our corporate structure is subject to risks associated with our contractual arrangements with the consolidated VIEs. These contractual arrangements may not be as effective as direct ownership in providing us with control over the consolidated VIEs and we may have to incur substantial costs and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. The enforceability of the agreements under the contractual arrangements has not been tested in a court of law. There are also uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to the contractual arrangements. If our corporate structure or contractual arrangements were found to be in violation of any existing or future PRC laws or regulations, we could be subject to severe penalties, and the relevant regulatory authorities would have discretion in dealing with such violations. As a result, we would be unable to direct the activities of the consolidated VIEs and their subsidiaries, receive their economic benefits and/or claim our contractual control rights over the assets of the VIEs and their subsidiaries that conduct substantially all of our operations in mainland China, we would no longer be able to consolidate such VIEs and their subsidiaries in our

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities, nor does it solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
consolidated financial statements in accordance with U.S. GAAP, which would likely materially and adversely affect our financial condition and results of operations, and cause the value of our securities to significantly decline or become worthless. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), which is incorporated by reference in this prospectus supplement.
In addition, we face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data security and protection, which may impact our ability to conduct certain businesses, accept foreign investments or financing, or list on a United States, Hong Kong or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ADSs, impact our ability to offer or continue to offer securities to investors, or cause the value of our securities to significantly decline or become worthless. For more details of the risks we face related to doing business in China, see “Risk Factors — Risks Related to Doing Business in the People’s Republic of China” in Exhibit 99.3 to the May 27 Form 6-K.
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, as amended by the Consolidated Appropriations Act, 2023, if we have retained a registered public accounting firm to issue an audit report where the registered public accounting firm has a branch or office that is located in a foreign jurisdiction and the Public Company Accounting Oversight Board, or the PCAOB, has determined that it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, the Securities and Exchange Commission, or the SEC, will identify us as a “covered issuer,” or SEC-identified issuer; and if we were to be identified as an SEC-identified issuer for two consecutive years, the SEC would prohibit our securities (including our shares or ADSs) from being traded on a national securities exchange or in the over-the-counter trading market in the United States. In December 2021, the PCAOB made its determinations, or the 2021 determinations, pursuant to the HFCA Act that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, including our auditor. In December 2022, the PCAOB vacated the previous 2021 determinations, and as a result, our auditor is no longer a registered public accounting firm that the PCAOB is unable to inspect or investigate completely as of the date of our 2024 Annual Report or at the time of issuance of the audit report included therein. As such, we do not expect to be identified as an SEC-identified issuer following the filing of our 2024 Annual Report. However, the PCAOB may change its determinations under the HFCA Act at any point in the future. In particular, if the PCAOB finds its ability to completely inspect and investigate registered public accounting firms headquartered in mainland China or Hong Kong is obstructed by the PRC authorities in any way in the future, the PCAOB may act immediately to consider the need to issue new determinations consistent with the HFCA Act. We cannot assure you that the PCAOB will always have complete access to inspect and investigate our auditor, or that we will not be identified as an SEC-identified issuer again in the future. If we are identified as an SEC-identified issuer again in the future, we cannot assure you that we will be able to change our auditor or take other remedial measures in a timely manner, and if we were to be identified as an SEC-identified issuer for two consecutive years, we would be delisted from Nasdaq and our securities (including our shares and ADSs) will not be permitted for trading “over-the-counter” either. For more details, see “Risk Factors — Risks Related to Doing Business in the People’s Republic of China — The audit report included in this annual report is prepared by an auditor which the U.S. Public Company Accounting Oversight Board was unable to inspect and investigate completely before 2022 and, as such, our investors had been deprived of the benefits of such inspections in the past, and may be deprived of the benefits of such inspections in the future” and “— If the PCAOB determines that it is unable to inspect or investigate completely our auditor at any point in the future, our ADSs may be prohibited from trading in the United States under the HFCA Act, as amended, and any such trading prohibition on our ADSs or threat thereof may materially and adversely affect the price of our ADSs and value of your investment” in Exhibit 99.3 to the May 27 Form 6-K.
GDS Holdings Limited is a holding company with no material operations of its own. As a result, although other means are available for us to obtain financing at the holding company level, our company’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our subsidiaries. Under PRC laws and regulations, our subsidiaries and the VIEs and their subsidiaries incorporated in mainland China are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by the State Administration of Foreign Exchange of the PRC. In addition, under PRC laws, GDS Holdings Limited may provide funding to our mainland China subsidiaries only through capital contributions or intercompany loans,

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities, nor does it solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
and to our VIEs and their subsidiaries only through intercompany loans, subject to satisfaction of applicable government registration and approval requirements. For a detailed description of how cash is transferred through our organization, see “Item 3. Key Information — Cash Flows through our Organization” in our 2024 Annual Report.
Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

PRICE US$      PER ADS

	Per ADS	Total
Public offering price	US$	US$
Underwriting discounts and commissions(1)	US$	US$
Proceeds to us (before expenses)	US$	US$

(1)
We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting.”

We have granted the underwriters the option, exercisable in whole or from time to time in part, to purchase 780,000 additional ADSs, representing an aggregate total public offering price of approximately US$          million from us at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.
The underwriters expect to deliver the ADSs against payment in New York, New York on or about           , 2025.
Joint Book-Running Managers
J.P. Morgan BofA Securities Morgan Stanley UBS Investment Bank
Prospectus supplement dated           , 2025

PROSPECTUS SUPPLEMENT
PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering materials we file with the United States Securities and Exchange Commission, or the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. Neither we nor the underwriters are making an offer of the ADSs in any jurisdiction where such offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any other offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the ADSs and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any combination of the securities described in the accompanying prospectus in one or more offerings, subject in certain cases to the receipt of regulatory approval. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of our ADSs and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part consists of the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not be applicable to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
Unless we indicate otherwise, references in this prospectus supplement to:
•
“2019 PRC Foreign Investment Law” are to the PRC Foreign Investment Law promulgated by the National People’s Congress in March 2019, which became effective on January 1, 2020;

•
“ABS Scheme” are to “CITIC Securities — GDS 2025 Phase 1 Data Centers Asset-backed Securities Scheme”, a special purpose scheme set up for the purpose of acquiring the equity interests in certain project companies holding properties of a cluster of data centers from the Company, which is managed by CITIC Securities Company Limited;

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“ABS” are to asset backed securities that were issued upon the establishment of the ABS Scheme; the ABS are 70% subscribed by a number of top tier institutional investors in China, and 30% subscribed by GDS;

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“ADSs” are to our American depositary shares, each of which represents eight Class A ordinary shares, and “ADRs” are to the American depositary receipts that evidence our ADSs;

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“area committed” are to that part of our area in service which is committed to customers pursuant to customer agreements remaining in effect;

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“area held for future development” are to the estimated net floor area that we have secured for potential future development by different means, which are not actively under construction;

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“area in service” are to the entire net floor area of data centers (or phases of data centers) which are ready for service;

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“area pre-committed” are to that part of our area under construction which is pre-committed to customers pursuant to customer agreements remaining in effect;

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“area under construction” are to the entire net floor area of data centers (or phases of data centers) which are actively under construction and have not yet reached the stage of being ready for service;

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“area utilized” are to that part of our area in service that is committed to customers and revenue generating pursuant to the terms of customer agreements remaining in effect;

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“Articles” or “Articles of Association” are to our Articles of Association (as amended from time to time), adopted by way of a special resolution passed on June 5, 2023 and effective on June 5, 2023;

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“build-operate-transfer data centers” or “B-O-T data centers” are to data centers that we undertake to build and operate for specific customers for their exclusive use, and transfer to such customers at the end of the contract period;

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“carrier-neutral” or “cloud-neutral” are to data centers that are not owned, operated, or tied to any one network or cloud service provider, respectively;

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“CBIRC” are to the China Banking and Insurance Regulatory Commission, the predecessor of the State Administration for Financial Regulation of the PRC;

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“CCASS” are to the Central Clearing and Settlement System established and operated by Hong Kong Securities Clearing Company Limited, a wholly-owned subsidiary of Hong Kong Exchanges and Clearing Limited;

S-ii

•
“China” and the “PRC” are to the People’s Republic of China;

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“Churn rate” is to the area terminated or expired without renewal during the quarter divided by total area utilized at the end of the preceding quarter;

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“Circular 82” are to the Notice Regarding the Determination of Chinese-controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the basis of de facto management bodies, issued on April 22, 2009 and further amended on December 29, 2017;

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“Class A ordinary shares” are to Class A ordinary shares in the share capital of our company with a par value of US$0.00005 each, conferring a holder of a Class A ordinary share to one vote per share on any resolution tabled at our general meeting;

•
“Class A shareholder(s)” are to holder(s) of Class A ordinary shares;

•
“Class B ordinary shares” are to Class B ordinary shares in the share capital of our company with a par value of US$0.00005 each, conferring weighted voting rights in our company such that a holder of a Class B ordinary share is entitled to 20 votes per share on resolutions tabled at our general meeting for (i) the election or removal of a simple majority, or six, of our directors; and (ii) any change to our Articles of Association that would adversely affect the rights of Class B shareholders, and which are convertible into Class A ordinary shares, and will automatically convert into Class A ordinary shares under certain circumstances;

•
“Class B shareholder(s)” are to holder(s) of Class B ordinary shares;

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“commitment rate” are to the ratio of area committed to area in service;

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“Companies (WUMP) Ordinance” are to the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong), as amended or supplemented from time to time;

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“contracting customers” are to parties with which our company enters into sales agreements, including (i) our company’s end user customers that directly enter into sales agreements with our company; and (ii) intermediate contracting parties that, at the request of our company’s end user customers, enter into sales agreements with our company, in which case our company may provide services to the end user customers through such agreements;

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“Controlling Shareholders” are to Mr. Huang and STT Garnet, unless the context otherwise requires; such term has the meaning ascribed to it under the Hong Kong Listing Rules;

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“CSRC” are to the China Securities Regulatory Commission;

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“Data Center Operation Management Platform” are to the platform we developed and operate which provides real-time information on many aspects of data center operating performance;

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“DayOne” is to DayOne Data Centers Limited, formerly named DigitalLand Holdings Limited, or “GDS International” or “GDSI”. GDSI is a company incorporated in the Cayman Islands with limited liability on May 18, 2022, which was the holding company of our consolidated subsidiaries and affiliated entities conducting international business and operations outside of mainland China. On December 31, 2024, GDSI ceased to be our consolidated subsidiary and, as of that date, we owned approximately 35.6% of the equity interest of GDSI. On January 1, 2025, GDSI rebranded itself as “DayOne”. We refer to the business and/or entity of DayOne in this prospectus supplement as “DayOne”;

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“DTC” are to The Depository Trust Company, the central book-entry clearing and settlement system for equity securities in the United States and the clearance system for our ADSs;

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“end user customers” or “customers” are to the end users of our company’s services;

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“Entity List” are to the list maintained by the United States or U.S. Department of Commerce identifying foreign entities believed to be involved, or pose a significant risk of being or becoming involved, in activities contrary to the national security or foreign policy interests of the United States and which are prohibited from acquiring some or all items subject to the U.S. Export Administration Regulations, or EAR;

•
“foreign private issuer” are to such term as defined in Rule 3b-4 under the U.S. Exchange Act;

S-iii

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“GDS Beijing” are to Beijing Wanguo Chang’an Science and Technology Co., Ltd., a limited liability company established in the PRC on May 30, 2006 and a wholly-owned subsidiary of Management HoldCo;

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“GDS Holdings,” “GDS,” “company,” “our company,” “we,” “our” or “us” are to GDS Holdings Limited, a company incorporated in the Cayman Islands with limited liability on December 1, 2006 and, where the context requires, its consolidated subsidiaries and the consolidated affiliated entities, including the variable interest entities and their subsidiaries, from time to time;

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“GDS Investment Company” are to GDS (Shanghai) Investment Co., Ltd. (formerly known as Shanghai Free Trade Zone GDS Management Co., Ltd.), a limited liability company established in the PRC on December 30, 2015 and our wholly-owned indirect subsidiary;

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“GDS Shanghai” are to Shanghai Shu’an Data Services Co., Ltd., a limited liability company established in the PRC on May 4, 2011 and a wholly-owned subsidiary of Management HoldCo;

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“GDS Suzhou” are to Global Data Solutions Co., Ltd., a limited liability company established in the PRC on September 30, 2000 and a wholly-owned subsidiary of GDS Beijing;

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“GIC” are to GIC Private Limited, Singapore’s sovereign wealth fund;

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“gross floor area” are either to the total internal area of buildings which we own, or to the total area under lease with respect to buildings which we lease;

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“Group,” “our Group” or “the Group” are to GDS Holdings Limited and its subsidiaries (including the variable interest entities) from time to time;

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“HK$,” “Hong Kong dollars” or “HK dollars” are to Hong Kong dollars, the lawful currency of Hong Kong;

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“Hong Kong,” “HK” or “Hong Kong S.A.R.” are to the Hong Kong Special Administrative Region of the PRC;

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“Hong Kong Listing Rules” are to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended or supplemented from time to time;

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“Hong Kong Share Registrar” are to Computershare Hong Kong Investor Services Limited;

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“Hong Kong Stock Exchange” are to The Stock Exchange of Hong Kong Limited;

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“IDC(s)” are to internet data center(s);

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“M&A Rules” are to the Rules on the Merger and Acquisition of Domestic Enterprises by Foreign Investors jointly issued by MOFCOM, SASAC, STA, CSRC, SAIC and SAFE on August 8, 2006, effective on September 8, 2006 and further amended on June 22, 2009 by MOFCOM;

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“Macau” or “Macau S.A.R.” are to the Macau Special Administrative Region of the PRC;

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“Management HoldCo” are to Shanghai Xinwan Enterprise Management Co., Ltd., a limited liability company established in the PRC on October 16, 2019; as of March 31, 2025, the shareholders of Management HoldCo were Yilin Chen (former senior vice president, Southeast Asia business), Yan Liang (executive vice president, data center design, operation and delivery), Kejing Zhang (executive vice president, sales and service), Andy Wenfeng Li (general counsel, compliance officer, and company secretary) and Qi Wang (senior vice president, cloud and network business); such shareholders were designated by the board of directors of our company;

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“Memorandum” or “Memorandum of Association” are to our memorandum of association (as amended from time to time);

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“MIIT” are to the Ministry of Industry and Information Technology;

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“MOFCOM” are to the Ministry of Commerce of the PRC;

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“move-in period” are to the period commencing when part of the area committed under a particular customer agreement becomes area utilized and ending when all of the area committed under such customer agreement becomes area utilized in accordance with the terms of such customer agreement remaining in effect;

S-iv

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“Mr. Huang” are to Mr. William Wei Huang, the founder, chairman of the board, and chief executive officer of our company and a Controlling Shareholder;

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“Nasdaq” are to the Nasdaq Global Market;

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“NDRC” are to the National Development and Reform Commission;

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“Negative List (2024)” are to the Special Management Measures (Negative List) for the Access of Foreign Investment, most recently jointly promulgated by the MOFCOM and the NDRC on September 6, 2024 and which became effective on November 1, 2024, as amended, supplemented or otherwise modified from time to time;

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“net floor area” are to the total internal area of the computer rooms within each data center where customers can house, power and cool their computer systems and networking equipment;

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“ordinary shares” are to, collectively, our Class A ordinary shares and Class B ordinary shares, par value US$0.00005 per share;

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“PBOC” are to the People’s Bank of China;

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“PCAOB” are to the Public Company Accounting Oversight Board;

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“PRC government” or “State” are to the central government of the PRC, including all political subdivisions (including provincial, municipal and other regional or local government entities) and its organs or, as the context requires, any of them;

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“pre-commitment rate” are to the ratio of area pre-committed to area under construction;

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“Principal Share Registrar” are to Conyers Trust Company (Cayman) Limited;

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“PUE” are to power usage effectiveness;

•
“PUE ratio” are to power usage effectiveness ratio, a metric used to determine the energy efficiency of a data center; it is determined by dividing the total amount of power consumed by the data center by the total amount of power consumed directly by customers to operate their IT systems housed in the data center;

•
“ready for service” are to data centers (or phases of data centers) which have passed commissioning and testing, obtained government approvals for operation, are fully supplied with power, and contain one or more computer rooms fully equipped and fitted out ready for utilization by customers;

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“RMB” or “Renminbi” are to Renminbi, the lawful currency of the PRC;

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“SAFE” are to the State Administration of Foreign Exchange of the PRC, the PRC governmental agency responsible for matters relating to foreign exchange administration, including local branches, when applicable;

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“SAFE Circular 37” are to the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles promulgated by SAFE with effect from July 4, 2014;

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“SAIC” or “SAMR” are to the State Administration for Industry and Commerce of the PRC, currently known as the PRC State Administration for Market Regulation;

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“SASAC” are to the State-owned Assets Supervision and Administration Commission of the State Council;

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“SCNPC” are to the Standing Committee of the National People’s Congress of the PRC;

•
“SEC” are to the United States Securities and Exchange Commission;

•
“self-developed data centers” are to data centers operated by us that we either purpose-build from the ground up, develop from building shells purpose-built for us, convert from existing buildings, acquire, or build, operate, and transfer pursuant to contacts with specific customers;

•
“SFO” are to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended or supplemented from time to time;

S-v

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“shareholder(s)” are to holder(s) of ordinary shares and, where the context requires, ADSs;

•
“sqm” are to square meters;

•
“STA” are to the State Taxation Administration of the PRC;

•
“State Council” are to the PRC State Council;

•
“STT Garnet” are to STT Garnet Pte. Ltd. (a company incorporated with limited liability in Singapore and a wholly-owned subsidiary of STT Communications Ltd, which is a wholly-owned subsidiary of Singapore Technologies Telemedia Pte Ltd, which is a wholly-owned subsidiary of Temasek Holdings (Private) Limited);

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“STT GDC” are to STT GDC Pte. Ltd. (a company incorporated with limited liability in Singapore and a subsidiary of STT Communications Ltd, which is a wholly-owned subsidiary of Singapore Technologies Telemedia Pte Ltd, which is a wholly-owned subsidiary of Temasek Holdings (Private) Limited). On May 29, 2024, STT GDC entered into an investor rights assignment agreement with STT Garnet and us, in connection with an internal portfolio rationalization by STT GDC, to transfer all of its beneficial interest in the Company to STT Garnet;

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“Takeovers Codes” are to the Codes on Takeovers and Mergers and Share Buy-backs issued by the Securities and Futures Commission of Hong Kong;

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“third-party data centers” are to data center net floor area operated by us that we lease on a wholesale basis from other data center providers and use to provide data center services to our customers;

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“Tier 1 markets” are to the areas in and around the cities of Shanghai, Beijing, Shenzhen, Guangzhou, Hong Kong, Chengdu and Chongqing;

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“total area committed” are to the sum of area committed and area pre-committed;

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“UK” or “United Kingdom” are to the United Kingdom of Great Britain and Northern Ireland;

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“U.S.” or “United States” are to the United States of America, its territories, its possessions and all areas subject to its jurisdiction;

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“U.S. Exchange Act” are to the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

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“U.S. GAAP” are to accounting principles generally accepted in the United States;

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“U.S. Securities Act” are to the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

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“US$” or “U.S. dollars” are to the legal currency of the United States;

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“utilization rate” are to the ratio of area utilized to area in service;

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“variable interest entities,” “VIE” or “VIEs” are to the variable interest entities that are 100% owned by PRC citizens or by PRC entities owned by PRC citizens, where applicable, that hold the VATS licenses, or other business operation licenses or approvals, in which foreign investment is restricted or prohibited, and are consolidated into our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries;

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“VAT” are to value-added tax; all amounts are exclusive of VAT in this prospectus supplement except where indicated otherwise;

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“VATS” are to value-added telecommunications services;

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“VIE structure” or “Contractual Arrangements with Affiliated Consolidated Entities” or “contractual arrangements with the consolidated VIEs” are to the variable interest entity structure; and

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“WFOE(s)” are to wholly foreign owned enterprise(s) incorporated in the PRC which is/are directly or indirectly wholly owned by our company.

Unless specifically indicated otherwise or unless the context otherwise requires, all references to our ordinary shares exclude Class A ordinary shares (i) underlying the ADSs issuable upon conversion of the convertible

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senior notes that may be offered in the Concurrent Notes Offering, (ii) issuable upon conversion of our outstanding convertible senior notes, (iii) issuable upon conversion of our convertible preferred shares, (iii) underlying the ADSs that may be issued in the Delta Placement of Borrowed ADSs and (iv) underlying the ADSs offered hereby.
We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
Substantially all of our operations are conducted in China and substantially all of our net revenue is denominated in Renminbi. Unless otherwise stated in this prospectus supplement, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement were made at a rate of RMB7.2567 to US$1.00, the exchange rates set forth in the H.10 statistical release of the Federal Reserve Board on March 31, 2025. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. On May 16, 2025, the noon buying rate for Renminbi was RMB7.2090 to US$1.00.

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INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
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our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 28, 2025, or the 2024 Annual Report;

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all exhibits to our current report on Form 6-K for May 2025, furnished to the SEC on May 27, 2025 (the “May 27 Form 6-K”), including Exhibit 99.1, titled “Index to Unaudited Condensed Consolidated Financial Statements,” Exhibit 99.2, titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Exhibit 99.3, titled “Risk Factors”;

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.

Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
GDS Holdings Limited
F4/F5, Building C, Sunland International
No. 999 Zhouhai Road
Pudong, Shanghai 200137
People’s Republic of China
+86-21-2029-2200
Attention: Chief Financial Officer

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the information incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us and our industry. These forward-looking statements are made under the “safe harbor” provision under Section 21E of the U.S. Exchange Act and as defined in the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may”, “will”, “expect”, “anticipate”, “aim”, “estimate”, “intend”, “plan”, “believe”, “potential”, “continue”, “is/are likely to” or other similar expressions. The forward-looking statements included in or incorporated by reference into this prospectus supplement relate to, among others:
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our goals and strategies;

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our expansion plans;

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our future business development, financial condition and results of operations;

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the expected growth of the data center and cloud services market;

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our expectations regarding demand for, and market acceptance of, our services;

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our expectations regarding maintaining and strengthening our relationships with customers;

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the completion of any proposed acquisition transactions, including the regulatory approvals and other conditions that must be satisfied or waived in order to complete the acquisition transactions;

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international trade policies, protectionist policies and other policies that could place restrictions on economic and commercial activity;

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general economic and business conditions in the regions where we operate; and

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assumptions underlying or related to any of the foregoing.

In addition, any projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Item 3. Key Information — D. Risk Factors” in our 2024 Annual Report. You should not place undue reliance on these forward-looking statements.
The forward-looking statements made in or incorporated by reference into this prospectus supplement relate only to events or information as of the date on which they were made. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read prospectus supplement and the documents incorporated herein by reference completely and with the understanding that our actual future results may be materially different from what we expect.
Other sections of our 2024 Annual Report include additional factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the ADSs. You should read the entire prospectus supplement carefully, including the section titled “Risk Factors” in Exhibit 99.3 to the May 27 Form 6-K, the section titled “Risk Factors” of this prospectus supplement and under “Item 3. Key Information — D. Risk Factors” in our 2024 Annual Report and the financial statements and the notes thereto of our company, which are incorporated by reference in this prospectus supplement, and the other financial information appearing elsewhere or incorporated by reference in this prospectus supplement.
Business Overview
We are a leading developer and operator of high-performance data centers in China. In addition, we have a significant minority investment in DayOne, our equity investee, which develops and operates data centers in Southeast Asia and Northeast Asia. Accordingly, we derive shareholder value from our consolidated business in China and from our deconsolidated, but highly material, equity investment in DayOne.
Our facilities in mainland China are strategically located in primary economic hubs where demand for high-performance data center services is concentrated. Our data centers are designed and configured as high-performance data centers with large net floor area and power capacity, high power density and efficiency, and multiple redundancy across all critical systems. We are carrier and cloud neutral, which enables our customers to access all the major telecommunications networks, as well as the largest PRC and global public clouds which we host in many of our facilities.
We offer colocation and managed services, including direct private connection to leading public clouds, an innovative service platform for managing hybrid clouds. Our innovative and unique platform of interconnected data centers enables cloud service providers to expand in a flexible way in their key markets, and also enables enterprises to deploy their hybrid clouds in close proximity to the networked nodes of leading public clouds.
We have a 24-year track record of service delivery, successfully fulfilling the requirements of some of the largest and most demanding customers for outsourced data center services. As of March 31, 2025, we had an aggregate net floor area of 610,685 sqm in service, 90.9% of which was committed by customers, and an aggregate net floor area of 132,208 sqm under construction, 71.6% of which was pre-committed by customers.
We believe the market for high-performance data center services in mainland China continues to grow at a strong underlying rate. Demand is driven by rapid growth in the volume of data created, transmitted, processed and stored as a result of the accelerating trend of digital transformation and the rising adoption of new technologies such as cloud computing, 5G, artificial intelligence, big data, machine learning, blockchain, internet of things, augmented and virtual reality, e-payments and digital currency. This has been strongly endorsed and further encouraged by the PRC government policies which consistently and actively support technology-driven development and the growth of the digital economy. The PRC government has promoted the concept of “new infrastructure” which includes, among other things, largescale data centers, artificial intelligence and industrial internet. The PRC government has rolled out plan for overall layout of the country’s digital development. According to the plan, important progress will be made in the construction of a digital China by 2025, with effective interconnectivity in digital infrastructure, a significantly improved digital economy, and major breakthroughs achieved in digital technology innovation. A newly formed National Bureau of Data will be responsible for overall coordination and promoting the development of digital China.
Our platform of interconnected data centers and secured expansion capacity is strategically located to address this growing demand. We develop and operate our data centers predominantly in and around Shanghai, Beijing, Shenzhen, Guangzhou, and Chengdu/Chongqing, the primary financial, commercial, industrial and communications hubs in each region. We refer to the areas in and around these hubs as Tier 1 markets. Our customers typically use our data centers in Tier 1 markets to house their mission-critical, latency-sensitive data and applications. Our data locations provide convenient access for our customers and, furthermore, the extensive multi-carrier telecommunications networks in these markets enable our customers to enhance the performance and lower the cost of connectivity to our facilities.

In the past, our data centers were mainly clustered in key urban districts within each Tier 1 market in accordance with customer preference. In order to keep pace with demand and overcome the challenge of creating new supply, we are also developing more data centers at strategy locations on the outer edge of these markets, including on campuses we can expand capacity in multiple phases. These outer edge developments, which we still consider Tier 1 markets, enable our hyperscale customers to fulfill their requirement for larger developments of IT capacity on a single site and to upscales over time, while remaining within acceptable parameters for network latency. In addition to our presence in Tier 1 markets, we also build, operate and transfer data centers at other locations selected by our customers in order to house their offline and less critical data and applications in lower cost areas where, at times, renewable energy sources are also accessible.
In recent years, we have seen strong growth in demand for high-performance data center services internationally. We believe that a significant part of this demand originates from the top tier of China and global technology companies, with many of which we have existing customer relationships. In order to better serve our customers’ requirements, we established DayOne in 2022, with its corporate headquarters in Singapore and its own dedicated management. In order to optimize performance, DayOne has transitioned within a short period of time to become independent of GDS with a strong and diversified shareholder base consisting of leading global investors. Following the closing of DayOne’s Series B equity financing on December 31, 2024, we owned approximately 35.6% of the equity interest of DayOne in the form of ordinary shares on an as-converted basis, and therefore no longer consolidate DayOne for accounting purposes.
From its inception, DayOne focused on creating a new global data center hub known as SIJORI, which integrates Singapore, Johor in Malaysia, and the Riau Islands in Indonesia. Building on its success in SIJORI, DayOne is entering the Tokyo and Greater Bangkok markets with new developments. DayOne also has a presence in Hong Kong. As of March 31, 2025, DayOne had total power committed of 539 MW, power capacity in service of 154 MW, power capacity under construction of 425 MW, and power utilized of 145 MW.
From our inception, we have built up our own in-house data center design capability, which we believe is unparalleled in the industry. We were one of the first movers in developing high-performance data centers in mainland China, anticipating the trend for IT to become increasingly mission-critical, and then in combining high availability with larger net floor area and power capacity to meet the unprecedented requirements of hyperscale cloud service providers and large internet companies. Our data centers are largescale, highly reliable and highly efficient facilities that provide a flexible, modular and secure operating environment in which our customers can house, power and cool the computer systems and networking equipment that support their mission-critical IT. We install high power density (which refers to the ratio of power capacity to net floor area) and optimize power usage efficiency, which enables our customers to deploy their IT systems more efficiently and reduce their operating and capital costs. As a result of our advanced data center design, high technical specifications and robust operating procedures, we are able to make service level commitments related to service availability and other key metrics that meet our customers’ required standards. Within our data centers, we have also developed an innovative service platform to assist our enterprise customers to integrate and control every aspect of their hybrid cloud computing environment across their private servers and one or more public cloud service providers. As of March 31, 2025, we served 937 customers, including PRC and global hyperscale cloud service providers and large internet companies, a diverse community of financial institutions, telecommunications carriers and IT service providers and large domestic private sector and multinational corporations, many of which are leaders in their respective industries. We host the largest public cloud platforms operating in mainland China, some of which are present in multiple GDS data centers. Agreements with our hyperscale cloud service provider and large internet customers generally have terms of three to ten years, while agreements with our financial institution and enterprise customers typically have terms of one to five years.
As of March 31, 2025, we operated 87 self-developed data centers with an aggregate net floor area of 606,097 sqm in service. We also operated capacity at third-party data centers with an aggregate net floor area of 4,588 sqm in service, which we lease on a wholesale basis and use to provide colocation and managed services to our customers. As of the same date, we also had an aggregate net floor area of 132,208 sqm under construction. In total, we have 95 self-developed data centers in service and under construction, and we have a total capacity of 742,893 sqm. As of the same date, we had an estimated aggregate developable net floor area of approximately 354,702 sqm held for potential future development. Our net revenue and results of operations are largely determined by the degree to which our data center capacity is committed or pre-committed as well as its utilization. We had commitment rates for our area in service of 95.5%, 92.5%, 91.9% and 90.9% as of December 31, 2022, 2023, 2024 and March 31, 2025, respectively. We had utilization rates for our area in service of 71.8%, 73.9%, 73.8% and 75.7% as of December 31, 2022, 2023, 2024 and March 31, 2025, respectively. The difference between commitment rate and utilization rate is primarily attributable to customers who have entered into agreements but have not yet started to use revenue-generating services.
Our net revenue grew from RMB9,268.1 million in 2022 to RMB9,782.4 million in 2023, representing an increase of 5.5%, and increased to RMB10,322.1 million (US$1,422.4 million) in 2024, representing an increase of 5.5%. Our net revenue was RMB2,723.2 million (US$375.3 million) for the three months ended March 31, 2025. Our net loss increased from RMB1,266.1 million in 2022 to RMB4,285.4 million in 2023. Our net income was RMB3,303.8 million (US$455.3 million) in 2024 and RMB764.1 million (US$105.3 million) for the three months ended March 31, 2025, including gain on deconsolidation of subsidiaries. Our adjusted EBITDA increased from RMB4,333.7 million in 2022 to RMB4,733.0 million in 2023, and increased to RMB4,876.4 million (US$672.0 million) in 2024. Our adjusted EBITDA was RMB1,323.8 million (US$182.4 million) for the three months ended March 31, 2025. As of December 31, 2022, 2023, 2024 and March 31, 2025, our accumulated deficit was RMB5,179.7 million, RMB9,469.8 million, RMB6,044.4 million (US$832.9 million) and RMB5,281.4 million (US$727.8 million), respectively.
Our Business Model
Our core business operations entail the planning and sourcing of new data centers, developing such facilities, securing customer commitments, providing our colocation and managed services to customers, and maintaining high levels of service and customer satisfaction to develop and maintain long-term relationships with our customers. We focus on developing and operating what we refer to as high-performance data centers. These are data centers that feature large net floor area and power capacity, high power density and efficiency, and multiple redundancy across all critical systems.
Sourcing
Our strong customer and industry relationships offer us insight into the size, timing, and location of future demand which is reflected in our data center capacity development plan. Based on this insight, we aim to secure land and buildings with potential customer demand, together with the required power capacity and regulatory approvals, including energy quota under the energy conservation review opinion, for future development commensurate with anticipated demand for our services. Our in-house team begins sourcing potential sites a few years in advance of planned development. We source new data center capacity by: (i) acquiring or leasing property which we develop for use as data center facilities, whether through constructing on greenfield land, redeveloping brownfield sites, converting existing industrial buildings, or fitting out and equipping purpose-built building shells; (ii) leasing existing data center capacity from third-party wholesale providers; and (iii) acquiring high-performance data centers from other companies.
Regardless of the source of our data center capacity, we ensure that the facilities meet the high-performance standards required by our target customers.
Construction
After procuring greenfield or brownfield sites or existing industrial buildings or purpose-built building shells, we design and, through cooperation with developers, contractors, and suppliers, build out the facility to achieve our advanced design and high technical specifications.
We take a modular approach to developing, commissioning, equipping and fitting out of facilities, so that we can cater to a range of customer requirements with regard to redundancy, power density, cooling, rack configuration and other technical specifications. In addition, by taking a modular approach, we are able to phase our capital expenditures related to equipping and fitting out individual computer rooms in accordance with proven sales demand or contractual delivery commitments to customers.
Marketing
We usually commence marketing new data center facilities before we commence construction by seeking strong indications of interest from customers. We aim to convert such indications of interest into pre-commitment agreements for a substantial part of the capacity under development as early as possible in the construction cycle. Such pre-commitments typically come from anchor customers who require largescale capacity, such as hyperscale cloud service providers and large internet companies. Through securing such pre-commitments, we are able to reduce investment risk and optimize resource planning. Once construction is complete, and the data center enters service, we re-categorize area pre-committed as area committed. We aim to maintain high commitment rates for each of our data centers.
For certain sites, we deliberately do not seek pre-commitments, in order to reserve sufficient capacity for our financial institution and large enterprise customers who typically procure with a shorter lead time once data centers are in service. This also helps to ensure that we have sufficient capacity available to fulfill the anticipated expansion requirements of strategic customers who we are already serving in the same location. As a result of this sales approach, some of our data centers under construction and in service have lower pre-commitment and commitment rates, respectively.
Delivery
Once construction is complete, and the data center enters service, we re-categorize area under construction as area in service.
Anchor customers with largescale commitments typically move in over a period of 6 to 24 months, whereas financial institutions and large enterprise customers typically move in over a period of 3 to 12 months. The longer move-in period for anchor customers is due to the larger scale of their deployments and operational models, under which they increase utilization of committed data center capacity in multiple phases and in line with the increasing load on their IT systems. During such move-in periods, customers have the right to use part or all of the services for which they have committed. They are billed for the amount of services they actually use, subject to a minimum billable amount as stated in the sales agreements. Such minimum billable amount typically steps up over time. Customers are usually not allowed to terminate their sales agreements before the end of the move-in period. See “Business Overview — Our Customers — Sales Agreements.” The portion of area committed by customers which is revenue generating is referred to as area utilized. As a result of the flexibility granted to customers to use part or all of the services during the move-in period, some of our data centers have lower utilization rates.
Commitment and Utilization Rates
Our business model provides us with high levels of revenue visibility due to the long-term nature of our customer agreements and substantial backlog. Backlog is defined as area committed or pre-committed by customers but yet to be utilized (total area committed minus area utilized at the end of each period). As of December 31, 2022, 2023, 2024 and March 31, 2025, we had backlog of 228,787 sqm, 213,640 sqm, 176,904 sqm and 187,138 sqm, respectively. We maintained a consistent level of backlog across these periods primarily due to higher levels of customer commitments and pre-commitments. We endeavor to provide high levels of customer service, support, and satisfaction to maintain long-term customer relationships and high rates of agreement renewals for our services. Our churn rate, which we define as area terminated or expired without renewal during the quarter divided by total area utilized at the end of the preceding quarter, averaged approximately 1.4%, 1.2% and 0.9% in 2023, 2024 and the three months ended March 31, 2025, respectively.
For our in-service data centers, we aim to maintain high levels of long-term commitment and utilization rates. We had commitment rates for our area in service of 95.5%, 92.5%,91.9% and 90.9% as of December 31, 2022, 2023, 2024 and March 31, 2025, respectively. We had utilization rates for our area in service of 71.8%, 73.9%,73.8% and 75.7% as of December 31, 2022, 2023, 2024 and March 31, 2025, respectively. The difference between commitment rate and utilization rate is primarily attributable to customers who have not yet fully utilized all the revenue-generating services for which they have committed. Until the end of the move-in period, the area committed is not fully categorized as area utilized.
Due to the typical time lag for move-in, the continual expansion of our data center capacity, and the high proportion of anchor customers with largescale commitments, we expect that our utilization rate will continue to lag behind our commitment rate. For data centers that have been in operation for a longer period of time, the commitment rate and utilization rate will tend to converge, as customers have fully moved in.

Summary of Risk Factors
Investing in our Class A ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our Class A ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” in Exhibit 99.3 to the May 27 Form 6-K, in the section titled “Risk Factors” in this prospectus supplement and in our 2024 Annual Report as well as other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Risks Relating to Our Business and Industry
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A slowdown in the demand for data center capacity or managed services could have a material adverse effect on us;

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Our business is increasingly exposed to risks arising from the rapid development and adoption of artificial intelligence technologies, including uncertainties in infrastructure demands, investment returns and regulatory environment, all of which could materially and adversely affect our business, financial condition and results of operations;

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Any inability to manage the growth of our operations could disrupt our business and reduce our profitability;

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If we are not successful in expanding our service offerings, we may not achieve our financial goals and our results of operations may be adversely affected;

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Our business requires us to make significant capital expenditures and resource commitments prior to recognizing revenue for those services;

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The data center business is capital-intensive, and we expect our capacity to generate capital in the short term will be insufficient to meet our anticipated capital requirements;

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Our substantial level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under our indebtedness.

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Our net revenue is highly dependent on a limited number of customers, and the loss of, or any significant decrease in business from, any one or more of our major customers or from any major contract with any customer could adversely affect our financial condition and results of operations;

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Our customer agreement commitments are subject to reduction, potential cancellation and non-renewal upon expiry; if renewed, the renewal may be at lower pricing terms or for a lower commitment of utilization;

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We face significant risks associated with our minority equity investment in DayOne, our former consolidated subsidiary and current equity investee company, including lack of control, limited visibility and exposure to complex international markets, any of which could materially and adversely affect our financial results and the value of our investment; and

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We may be unable to maintain current pricing levels for our data center services in China, and a continued or accelerated decline in market prices could materially and adversely affect our revenue, margins and overall financial performance.

Risks Related to Our Corporate Structure
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If the PRC government deems that the contractual arrangements in relation to the consolidated VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we may be subject to severe penalties or be forced to relinquish our interests in the operations of the consolidated VIEs and their subsidiaries;

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Our contractual arrangements with the consolidated VIEs may result in adverse tax consequences to us; and

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We rely on contractual arrangements with the consolidated VIEs and their shareholders for our China operations, which may not be as effective as direct ownership in providing operational control and otherwise have a material adverse effect as to our business.

Risks Related to Doing Business in the People’s Republic of China
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Changes in the political and economic policies of the PRC government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies; and

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We face various legal and operational risks and uncertainties as a company based in and primarily operating in China.

Risks Related to Our ADSs and Class A Ordinary Shares
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The trading prices of our ADSs and ordinary shares may be volatile, which could result in substantial losses to you;

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and/or ordinary shares and trading volume could decline;

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Techniques employed by short sellers may drive down the market price of our ADSs and/or ordinary shares;

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Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ADSs and/or ordinary shares for return on your investment; and

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The different characteristics of the capital markets in Hong Kong and the U.S. may negatively affect the trading prices of our ADSs and/or ordinary shares.

Risks Relating to Our Business and Industry
A slowdown in the demand for data center capacity or managed services could have a material adverse effect on us.
Adverse developments in the data center market, in the industries in which our customers operate, or in demand for cloud and artificial intelligence technologies could lead to a decrease in the demand for data center capacity or managed services, which could have a material adverse effect on us. We face risks including:
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a decline in the technology industry, such as a decrease in the use of mobile or web-based commerce, business layoffs or downsizing, relocation of businesses, increased costs of complying with existing or new government regulations and other factors;

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a reduction in cloud and artificial intelligence adoption, or a slowdown in the growth of the internet generally as a medium for commerce and communication and the use of cloud-based platforms and artificial intelligence technologies in particular;

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a downturn in the market for data center capacity generally, which could be caused by an oversupply of or reduced demand for space, and a downturn in cloud-based data center demand in particular;

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the rapid development of new technologies or the adoption of new industry standards that render our or our customers’ current products and services obsolete or unmarketable and, in the case of our customers, that contribute to a downturn in their businesses, increasing the likelihood of a default under their service agreements or that they become insolvent; and

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a downturn in the overall economic environment, which causes material challenges to our customers in their own business, as a result of which they may move-in more slowly to our data centers, reduce the area utilized by them, pay only the minimum billable amount stated in customer agreements, or seek to renegotiate, terminate early, or not renew such agreements at expiry.

To the extent that any of these or other adverse conditions occur, they are likely to impact market demand and pricing for our services.

Risks Related to This Offering
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Substantial future sales or perceived potential sales of our Class A ordinary shares, ADSs, or other equity or equity-linked securities in the public market could cause the price of our Class A ordinary shares and/or ADSs to decline significantly.

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The ADSs are equity and are subordinate to our existing and future indebtedness, the convertible preferred stock and any preferred stock we may issue in the future.

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You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our ADS.

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You may be subject to limitations on transfer of your ADSs.

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We may become a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

Our Corporate Structure and Contractual Arrangements with the Consolidated Affiliated Entities
GDS Holdings Limited is not an operating company in mainland China, but instead is a Cayman Islands holding company. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in telecommunications-related businesses, including the provision of VATS. Our internet data center businesses are classified as VATS by the PRC government. Accordingly, we operate substantially all of these business operations in mainland China through the consolidated VIEs and their subsidiaries, as well as through our subsidiaries, and rely on contractual arrangements, described below, to control the business operations of the consolidated VIEs. GDS Holdings Limited has no equity ownership in the consolidated VIEs. Revenues contributed by the VIEs and their subsidiaries accounted for 96.7%, 97.0%, 96.1% and 98.0% of our total revenues for the years of 2022, 2023, 2024 and the three months ended March 31, 2025, respectively. As used in this prospectus supplement, “we,” “us,” “our company,” “the Company” or “our” refers to GDS Holdings Limited, a company incorporated in the Cayman Islands with limited liability on December 1, 2006 and, where the context requires, its consolidated subsidiaries and the consolidated affiliated entities, including the variable interest entities and their subsidiaries, from time to time. Investors in our ADSs are not purchasing an equity interest in the consolidated VIEs and their subsidiaries in mainland China, but instead are purchasing an equity interest in a Cayman Islands holding company and its subsidiaries (excluding the VIEs and their subsidiaries).
In addition, aside from our direct operations through our consolidated subsidiaries and consolidated VIEs, we also derive a significant proportion of our value and results of operations from DayOne, our equity investee, in which we hold a 35.6% equity stake and which develops and operates data centers in Southeast Asia and Northeast Asia. See “Item 4 — Information on the Company — B. Business Overview — Our Equity Investment in DayOne” and “Item 5 — Operating and Financial Review and Prospects — Overview — Discontinued Operations” in our 2024 Annual Report.
Our consolidated mainland China subsidiaries, the consolidated VIEs and their shareholders have entered into a series of contractual arrangements, including equity interest pledge agreements, shareholder voting rights proxy agreements, exclusive technology license and service agreements, intellectual property rights license agreements, exclusive call option agreements and loan agreements. The terms in each set of contractual arrangements with the consolidated VIEs and their shareholders are substantially similar. For more details of these contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure — Contractual Arrangements with Affiliated Consolidated Entities” in our 2024 Annual Report. We rely on these contractual arrangements to control the business operations of the consolidated VIEs. As a result of these contractual arrangements, we are the primary beneficiary of Management HoldCo, GDS Shanghai, GDS Beijing and their respective subsidiaries, and, therefore, have consolidated their financial results in our consolidated financial statements in accordance with U.S. GAAP.
However, these contractual arrangements may not be as effective as direct ownership in providing us with control over the consolidated VIEs and we may have to incur substantial costs and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. See “Risk Factors — Risks Related to Our Corporate Structure — We rely on contractual arrangements with the consolidated VIEs and their shareholders for our China operations, which may not be as effective as direct ownership in providing operational control and otherwise have a material adverse effect as to our business” and “Risk Factors — Risks Related to Our Corporate Structure — The individual management shareholders of our Management HoldCo may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition” in Exhibit 99.3 to the May 27 Form 6-K.
There are also uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to the contractual arrangements. It is uncertain whether our corporate structure will be seen as violating the foreign investment rules as we are currently leveraging the contractual arrangements to operate businesses which are classified as VATS by the PRC government and are prohibited or restricted to foreign investment. Furthermore, if future legislation mandates further actions to be taken by companies with respect to existing contractual arrangements, we may face uncertainties as to whether we can complete such actions in a timely manner, or at all. If we fail to take appropriate and timely measures to comply with any of these or similar regulatory compliance requirements, our current corporate structure, corporate governance, and business operations could be materially and adversely affected. Further, if our corporate structure or contractual arrangements were found to be in violation of any existing or future PRC laws or regulations, we could be subject to severe penalties, and the relevant regulatory authorities would have discretion in dealing with such violations. As a result, we would be unable to direct the activities of the consolidated VIEs and their subsidiaries, receive their economic benefits and/or claim our contractual control rights over the assets of the VIEs and their subsidiaries that conduct substantially all of our operations in mainland China, we would no longer be able to consolidate such VIEs and their subsidiaries in our consolidated financial statements in accordance with U.S. GAAP, which would likely materially and adversely affect our financial condition and results of operations, and cause the value of our securities to significantly decline or become worthless. See “Risk Factors — Risks Related to Our Corporate Structure — If the PRC government deems that the contractual arrangements in relation to the consolidated VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we may be subject to severe penalties or be forced to relinquish our interests in the operations of the consolidated VIEs and their subsidiaries” and “Risk Factors — Risks Related to Our Corporate Structure — Uncertainties exist with respect to the interpretation and implementation of the 2019 PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” in Exhibit 99.3 to the May 27 Form 6-K.
In addition, we face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data security and protection, which may impact our ability to conduct certain businesses, accept foreign investments or financing, or list on a United States, Hong Kong or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ADSs, impact our ability to offer or continue to offer securities to investors, or cause the value of our securities to significantly decline or become worthless. For more details of the risks we face related to doing business in China, see “Risk Factors — Risks Related to Doing Business in the People’s Republic of China” in Exhibit 99.3 to the May 27 Form 6-K.
The PRC government’s authority in regulating our operations, as well as its oversight over offerings conducted overseas by, and foreign investment in, China-based issuers, could impact our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations of this nature may cause the value of our securities to significantly decline or become worthless. For more details, see “Risk Factors — Risks Related to Doing Business in the People’s Republic of China — Our business operations are impacted by the policies and regulations of the PRC government. Any policy or regulatory change may cause us to incur compliance costs” and “Risk Factors — Risks Related to Doing Business in the People’s Republic of China — We face various legal and operational risks and uncertainties as a company based in and primarily operating in China” in Exhibit 99.3 to the May 27 Form 6-K.
The complex and changing regulatory environment in mainland China could cause material adverse changes in our operations and the value of our ADSs. For more details, see “Risk Factors — Risks Related to Doing Business in the People’s Republic of China — The complex and changing regulatory environment in mainland China as well as changes in policies, laws, rules and regulations in the PRC could adversely affect us” in Exhibit 99.3 to the May 27 Form 6-K.

Permissions Required from the PRC Authorities for Our Operations and this Offering
We conduct our business primarily through our subsidiaries, the consolidated VIEs and their subsidiaries in mainland China. Our operations in mainland China are governed by PRC laws and regulations. As of the date of this prospectus supplement, our mainland China subsidiaries, the consolidated VIEs and their subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our subsidiaries, the consolidated VIEs and their subsidiaries in mainland China, including, among others, the VATS licenses, fixed-asset investment project filings and energy conservation review opinions. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings or approvals for our business in the future.
For details of the associated risks, see “Risk Factors — Risks Relating to Doing Business in the People’s Republic of China — The approval of, or filing with the CSRC or other PRC government authorities may be required in connection with acquisitions conducted by foreign investors or future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long it will take to obtain such approval or complete such filing” in Exhibit 99.3 to the May 27 Form 6-K.
Cash Flows through our Organization
GDS Holdings Limited is a holding company with no material operations of its own. As a result, although other means are available for us to obtain financing at the holding company level, our company’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our subsidiaries. We conduct our operations primarily through our subsidiaries and consolidated VIEs and their subsidiaries. In addition, we hold a significant equity interest in DayOne, our former consolidated subsidiary and current equity investee company. GDS Holdings Limited provides continuing financial support to our subsidiaries for business expansion, while our subsidiaries also obtain financings through borrowings from various financial institutions. Meanwhile, for compliance purpose, the VIEs and their subsidiaries are the contracting party for our IDC service agreements, and our subsidiaries, as the owners of most of the self-developed data center assets, provide outsourcing and other services to the VIEs. Once the VIEs and their subsidiaries receive service fees from the customers, they can settle the corresponding outsourcing and service fees to our subsidiaries accordingly. For more details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in Exhibit 99.2 to the May 27 Form 6-K.
Under PRC laws and regulations, our subsidiaries and the VIEs and their subsidiaries incorporated in mainland China are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by SAFE. As of March 31, 2025, the restricted net assets were RMB25,274.9 million (US$3,483.0 million), including those of the VIEs and their subsidiaries of RMB320.7 million (US$44.2 million) and our subsidiaries of RMB24,954.2 million (US$3,438.8 million), which mainly consisted of paid-in registered capital. For risks relating to the fund flows of our operations in mainland China, see “Risk Factors — Risks Related to Our Corporate Structure — We rely to a significant extent on dividends and other distributions on equity paid by our principal operating subsidiaries to fund offshore cash and financing requirements” in Exhibit 99.3 to the May 27 Form 6-K.
Under PRC laws, GDS Holdings Limited may provide funding to our mainland China subsidiaries only through capital contributions or intercompany loans, and to our VIEs and their subsidiaries only through intercompany loans, subject to satisfaction of applicable government registration and approval requirements.
In the years ended December 31, 2022, 2023, 2024 and the three months ended March 31, 2025, GDS Holdings Limited made capital contribution or provided intercompany loans to the non-VIE subsidiaries of RMB6,312.5 million, RMB1,285.3 million, RMB1,448.4 million (US$199.6 million), and RMB108.3 million (US$14.9 million), respectively. In the year ended December 31, 2024, GDS Holdings Limited received repayments from non-VIE subsidiaries of RMB1,656.4 million (US$228.3 million).
In the years ended December 31, 2022, 2023, and the three months ended March 31, 2025, GDS Holdings Limited and our subsidiaries did not provide any additional intercompany loans to the VIEs or their subsidiaries and the VIEs and their subsidiaries did not repay any existing intercompany loans to GDS Holdings Limited and our subsidiaries. In the year ended December 31, 2024, GDS Holdings Limited and our subsidiaries did not provide any additional intercompany loans to the VIEs or their subsidiaries and the VIEs and their subsidiaries repaid RMB132.0 million (US$18.2 million) of existing intercompany loans to our subsidiaries.
Corporate Information
Our principal executive offices are located at F4/F5, Building C, Sunland International, No. 999 Zhouhai Road, Pudong, Shanghai 200137, People’s Republic of China. Our telephone number at this address is +86-21-2029-2200. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our telephone number at this address is +1 (345) 949 1040. We also have regional offices in Suzhou, Beijing, Chengdu, Shenzhen, Guangzhou and Hong Kong. Investors should submit any inquiries to the address and telephone number of our principal executive offices set forth above.
Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168, U.S.A.
Concurrent Notes Offering and Delta Placement of Borrowed ADSs
Concurrently with this offering, in a separate offering, we are offering US$450,000,000 aggregate principal amount of convertible senior notes, plus up to US$50,000,000 aggregate principal amount of our convertible senior notes if the initial purchasers in the convertible senior notes offering exercise its option to purchase additional convertible senior notes, in reliance on the exemption from registration provided by Rule 144A under the Securities Act. Neither this prospectus supplement nor the accompanying prospectus is an offer in respect of our convertible senior notes.
Additionally, we are offering        Borrowed ADSs in Delta Placement of Borrowed ADSs. We will loan such ADSs to the ADS Borrower pursuant to the ADS Lending Agreement for sale by the Borrowed ADS Underwriter pursuant to a separate prospectus supplement. We believe that under United States generally accepted accounting principles, or U.S. GAAP, the Borrowed ADSs will not be considered outstanding for the purpose of computing and reporting our earnings per ADS. We will not receive any proceeds from the sale of the Borrowed ADSs in the Delta Placement of Borrowed ADSs, but we will receive from the ADS Borrower or its affiliate a nominal lending fee of US$0.0004 per each Borrowed ADS. The ADS Borrower or its affiliates will receive all the proceeds from the sale of the Borrowed ADSs.
The completion of the offering hereunder is contingent upon the completion of both the Delta Placement of Borrowed ADSs and the Concurrent Notes Offering, and the completion of each of the Delta Placement of Borrowed ADSs and the Concurrent Notes Offering is contingent upon the completion of each other and the offering hereunder. If the offering hereunder is not consummated, the Concurrent Notes Offering will terminate, the ADS Loan under the ADS Lending Agreement will terminate, and the Delta Placement of Borrowed ADSs will terminate and all of the Borrowed ADSs (or ADSs fungible with the Borrowed ADSs or other substitute securities or property as provided for in the ADS Lending Agreement) must be returned to us.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA
You should read the following information in conjunction with our consolidated financial statements and the related notes incorporated into this prospectus supplement by reference to our 2024 Annual Report, our unaudited interim condensed consolidated financial statements and the related notes included in Exhibit 99.1 to the May 27 Form 6-K, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.2 to the May 27 Form 6-K, all of which are incorporated by reference into this prospectus supplement.
The following summary consolidated statement of operations data for the years ended December 31, 2022, 2023 and 2024 and the summary consolidated balance sheet data as of December 31, 2023 and 2024 have been derived from our audited consolidated financial statements from our annual report on Form 20-F for the year ended December 31, 2024, or the 2024 Annual Report, incorporated by reference into this prospectus supplement.
The following summary consolidated statement of operations data for the three months ended March 31, 2024 and 2025 and the summary consolidated balance sheet data as of March 31, 2025 have been derived from our unaudited interim condensed consolidated financial statements included in Exhibit 99.1 to the May 27 Form 6-K, which is incorporated by reference into this prospectus supplement. Our unaudited interim condensed consolidated financial statements have been prepared on a basis consistent with that of our audited consolidated financial statements and include all normal and recurring adjustments that we consider necessary for a fair statement of our financial position and operating results for the applicable dates and periods presented.
The summary consolidated financial data shown below should be read in conjunction with “Item 5. Operating and Financial Review and Prospects,” and the financial statements and the notes to those statements included in the 2024 Annual Report. Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. Our historical results are not necessarily indicative of results to be expected for any future period.
	Year Ended December 31,				Three Months Ended March 31,
	2022	2023	2024		2024	2025
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Consolidated Statement of Operations Data:
Net revenue	9,268,101	9,782,448	10,322,068	1,422,419	2,432,234	2,723,158	375,261
Cost of revenue	(7,316,603)	(7,831,222)	(8,099,439)	(1,116,133)	(1,911,031)	(2,078,333)	(286,402)
Gross profit	1,951,498	1,951,226	2,222,629	306,286	521,203	644,825	88,859
Operating expenses
Selling and marketing expenses	(146,521)	(140,890)	(116,440)	(16,046)	(30,276)	(32,764)	(4,515)
General and administrative expenses	(1,047,072)	(965,982)	(917,877)	(126,486)	(242,478)	(238,936)	(32,926)
Research and development expenses	(31,912)	(38,159)	(36,319)	(5,005)	(9,980)	(7,889)	(1,087)
Impairment losses of long-lived assets	(12,759)	(3,013,416)	—	—	—	—	—
Income (loss) from continuing operations	713,234	(2,207,221)	1,151,993	158,749	238,469	365,236	50,331
Other income (expenses)
Interest income	42,231	94,008	89,780	12,372	14,690	15,624	2,153
Interest expenses	(1,878,155)	(1,936,537)	(1,924,631)	(265,222)	(477,198)	(457,101)	(62,990)
Foreign currency exchange (loss) gain, net	(11,098)	(1,573)	18,942	2,610	6,835	1,018	140
Government grants	95,204	84,410	27,253	3,756	5,475	3,056	421
Gain from purchase price adjustment	205,000	—	—	—	—	—	—

	Year Ended December 31,				Three Months Ended March 31,
	2022	2023	2024		2024	2025
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Gain on deconsolidation of subsidiaries	—	—	—	—	—	1,057,045	145,665
Others, net	5,266	25,319	21,804	3,005	1,609	6,629	914
(Loss) income from continuing operations before income taxes and share of results of equity method investees	(828,318)	(3,941,594)	(614,859)	(84,730)	(210,120)	991,507	136,634
Income tax (expenses) benefits	(276,235)	15,577	(156,053)	(21,505)	(62,392)	(199,701)	(27,520)
Share of results of equity method investees	—	—	—	—	—	(27,732)	(3,822)
Net (loss) income from continuing operations	(1,104,553)	(3,926,017)	(770,912)	(106,235)	(272,512)	764,074	105,292
Loss from operations of discontinued operations, net of income taxes	(161,565)	(359,376)	(400,796)	(55,231)	(72,419)	—	—
Gain on deconsolidation of subsidiaries, net of nil income taxes	—	—	4,475,539	616,746	—	—	—
(Loss) income from discontinued operations	(161,565)	(359,376)	4,074,743	561,515	(72,419)	—	—
Net (loss) income	(1,266,118)	(4,285,393)	3,303,831	455,280	(344,931)	764,074	105,292

	As of December 31,			As of March 31,
	2023	2024		2025
	RMB	RMB	US$	RMB	US$
	(in thousands)
Consolidated Balance Sheet Data:
Cash	7,354,809	7,867,659	1,084,192	7,575,709	1,043,961
Accounts receivable, net	2,493,059	3,021,956	416,437	3,029,603	417,490
Total current assets	10,983,653	11,613,071	1,600,324	12,326,160	1,698,590
Total assets	74,446,690	73,648,628	10,149,052	73,457,850	10,122,762
Total current liabilities	8,305,476	9,078,098	1,250,995	8,405,837	1,158,355
Total liabilities	54,322,887	49,979,995	6,887,427	49,015,114	6,754,463
Total mezzanine equity	1,064,766	1,080,656	148,918	1,079,123	148,707
Total GDS Holdings Limited shareholders’ equity	18,893,460	22,458,046	3,094,801	23,232,701	3,201,552
Key Financial Metrics
We monitor the following key financial metrics to help us evaluate growth trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies:
	Year Ended December 31,			Three Months Ended March 31,
	2022	2023	2024	2024	2025
Other Consolidated Financial Data:
Gross margin(1)	21.1%	19.9%	21.5%	21.4%	23.7%
Operating margin(2)	7.7%	(22.6)%	11.1%	9.8%	13.4%
Net margin(3)	(13.7)%	(43.8)%	32.0%	(14.2)%	28.1%

(1)
Gross profit as a percentage of net revenue.

(2)
Income (loss) from continuing operations as a percentage of net revenue.

(3)
Net (loss) income as a percentage of net revenue.

Non-GAAP Measures
In evaluating our business, we consider and use the following non-GAAP measures as supplemental measures to review and assess our operating performance:
	Year Ended December 31,				Three Months Ended March 31,
	2022	2023	2024		2024	2025
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands, except for percentages)
Non-GAAP Consolidated Financial Data:
Adjusted EBITDA(1)	4,333,724	4,733,004	4,876,436	671,991	1,140,716	1,323,847	182,430
Adjusted EBITDA margin(2)	46.8%	48.4%	47.2%	47.2%	46.9%	48.6%	48.6%
Adjusted gross profit(3)	4,788,629	5,087,630	5,314,174	732,313	1,270,130	1,455,422	200,562
Adjusted gross profit margin(4)	51.7%	52.0%	51.5%	51.5%	52.2%	53.4%	53.4%

(1)
Adjusted EBITDA is defined as net income or net loss (computed in accordance with GAAP) excluding income (loss) from discontinued operations, net interest expenses, income tax expenses (benefits), depreciation and amortization, operating lease cost relating to prepaid land use rights, accretion expenses for asset retirement costs, share-based compensation expenses, gain on deconsolidation of subsidiaries, share of results of equity method investees, gain from purchase price adjustment and impairment losses of long-lived assets.

(2)
Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of net revenue.

(3)
Adjusted gross profit is defined as gross profit (computed in accordance with U.S. GAAP), excluding depreciation and amortization, operating lease cost relating to prepaid land use rights, accretion expenses for asset retirement costs and share-based compensation expenses allocated to cost of revenue.

(4)
Adjusted gross profit margin is defined as adjusted gross profit as a percentage of net revenue.

Our management and board of directors use adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, and adjusted gross profit margin, which are non-GAAP financial measures, to evaluate our operating performance, establish budgets and develop operational goals for managing our business. We believe that the exclusion of the income and expenses eliminated in calculating adjusted EBITDA and adjusted gross profit can provide useful supplemental measures of our core operating performance. In particular, we believe that the use of adjusted EBITDA as a supplemental performance measure captures the trend in our operating performance by excluding from our operating results the impact of our capital structure (primarily interest expense), asset base charges (primarily depreciation and amortization, operating lease cost relating to prepaid land use rights and accretion expenses for asset retirement costs), other non-cash expenses (primarily share-based compensation expenses), and other income and expenses which we believe are not reflective of our operating performance (primarily gain or loss from deconsolidation of subsidiaries, share of results of equity method investees and gain from purchase price adjustment), whereas the use of adjusted gross profit as a supplemental performance measure captures the trend in gross profit performance of our data centers in service by excluding from our gross profit the impact of asset base charges (primarily depreciation and amortization, operating lease cost relating to prepaid land use rights and accretion expenses for asset retirement costs) and other non-cash expenses (primarily share-based compensation expenses) included in cost of revenue. In addition, we exclude income (loss) from discontinued operation from our adjusted EBITDA and adjusted EBITDA margin to measure our financial performance from continuing operations, which will be consistent with our future financial performance measurements.
We note that depreciation and amortization is a fixed cost which commences as soon as each data center enters service. However, it usually takes several years for new data centers to reach high levels of utilization and profitability. The Company incurs significant depreciation and amortization costs for its early stage data center assets. Accordingly, gross profit, which is a measure of profitability after taking into account depreciation and amortization, does not accurately reflect the Company’s core operating performance.

We also present these non-GAAP measures because we believe these non-GAAP measures are frequently used by analysts, investors and other interested parties as measures of the financial performance of companies in our industry.
These non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, cash flows or our liquidity, investors should not consider them in isolation, or as a substitute for net income (loss), cash flows (used in) provided by operating activities or other consolidated statements of operations and cash flow data prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures instead of their nearest GAAP equivalent. First, adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, and adjusted gross profit margin are not substitutes for gross profit, net income (loss), cash flows (used in) provided by operating activities or other consolidated statements of operation and cash flow data prepared in accordance with U.S. GAAP. Second, other companies may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as tools for comparison. Finally, these non-GAAP financial measures do not reflect the impact of net interest expenses, income tax benefits (expenses), depreciation and amortization, operating lease cost relating to prepaid land use rights, accretion expenses for asset retirement costs, share-based compensation expenses, gain from purchase price adjustment, impairment losses of long-lived assets, gain on deconsolidation of subsidiaries and share of results of equity method investees, each of which has been and may continue to be incurred in our business.
We mitigate these limitations by reconciling the non-GAAP financial measure to the most comparable U.S. GAAP performance measure, all of which should be considered when evaluating our performance.
The following table reconciles our adjusted EBITDA in the periods presented to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is net income or net loss:
	Year Ended December 31,							Three Months Ended March 31,
	2022		2023		2024			2024		2025
	RMB	% of net revenue	RMB	% of net revenue	RMB	US$	% of net revenue	RMB	% of net revenue	RMB	US$	% of net revenue
	(in thousands, except for percentages)
Net (loss) income	(1,266,118)	(13.7)	(4,285,393)	(43.8)	3,303,831	455,280	32.0	(344,931)	(14.2)	764,074	105,292	28.1
Loss (income) from discontinued operations	161,565	1.8	359,376	3.7	(4,074,743)	(561,515)	(39.5)	72,419	3.0	—	—	0.0
Net (loss) income from continuing operations	(1,104,553)	(11.9)	(3,926,017)	(40.1)	(770,912)	(106,235)	(7.5)	(272,512)	(11.2)	764,074	105,292	28.1
Net interest expenses	1,835,924	19.8	1,842,529	18.8	1,834,851	252,850	17.8	462,508	19.0	441,477	60,837	16.2
Income tax expenses (benefits)	276,235	3.0	(15,577)	(0.2)	156,053	21,505	1.5	62,392	2.6	199,701	27,520	7.3
Share of results of equity method investees	—	0.0	—	0.0	—	—	0.0	—	0.0	27,732	3,822	1.0
Gain on deconsolidation of subsidiaries	—	0.0	—	0.0	—	—	0.0	—	0.0	(1,057,045)	(145,665)	(38.8)
Depreciation and amortization	3,120,302	33.7	3,368,474	34.4	3,243,004	446,898	31.4	782,672	32.1	856,519	118,031	31.4
Operating lease cost relating to prepaid land use rights	100,876	1.1	106,964	1.1	110,126	15,176	1.0	27,312	1.1	27,584	3,801	1.0
Accretion expenses for asset retirement costs	6,366	0.1	6,599	0.1	6,827	941	0.1	1,698	0.1	1,828	252	0.1
Share-based compensation expenses	290,815	3.1	336,616	3.5	296,487	40,856	2.9	76,646	3.2	61,977	8,540	2.3
Gain from purchase price adjustment	(205,000)	(2.2)	—	0.0	—	—	0.0	—	0.0	—	—	0.0
Impairment losses of long-lived assets	12,759	0.1	3,013,416	30.8	—	—	0.0	—	0.0	—	—	0.0
Adjusted EBITDA	4,333,724	46.8	4,733,004	48.4	4,876,436	671,991	47.2	1,140,716	46.9	1,323,847	182,430	48.6

The following table reconciles our adjusted gross profit in the periods presented to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is gross profit:
	Year Ended December 31,							Three Months Ended March 31,
	2022		2023		2024			2024		2025
	RMB	% of net revenue	RMB	% of net revenue	RMB	US$	% of net revenue	RMB	% of net revenue	RMB	US$	% of net revenue
	(in thousands, except for percentages)
Gross profit	1,951,498	21.1	1,951,226	19.9	2,222,629	306,286	21.5	521,203	21.4	644,825	88,859	23.7
Depreciation and amortization	2,722,766	29.4	2,974,546	30.4	2,947,444	406,169	28.6	710,499	29.2	790,737	108,966	29.0
Operating lease cost relating to prepaid land use rights	10,944	0.1	38,792	0.4	44,872	6,184	0.4	10,634	0.4	12,016	1,656	0.4
Accretion expenses for asset retirement costs	6,366	0.1	6,599	0.1	6,827	941	0.1	1,698	0.1	1,828	252	0.1
Share-based compensation expenses	97,055	1.0	116,467	1.2	92,402	12,733	0.9	26,096	1.1	6,016	829	0.2
Adjusted gross profit	4,788,629	51.7	5,087,630	52.0	5,314,174	732,313	51.5	1,270,130	52.2	1,455,422	200,562	53.4
Quarterly Key Performance Indicators
Our net revenue and results of operations are largely determined by the amount of data center area in service, the degree to which data center space is committed or pre-committed as well as its utilization. The following table sets forth our key performance indicators on a quarterly basis, starting from the three months ended March 31, 2023 and ending with the three months ended March 31, 2025.
(Sqm, %)	As of March 31, 2023	As of June 30, 2023	As of September 30, 2023	As of December 31, 2023	As of March 31, 2024	As of June 30, 2024	As of September 30, 2024	As of December 31, 2024	As of March 31, 2025
Area in service	517,372	528,105	540,606	548,352	549,352	580,165	595,606	613,583	610,685
Area under construction	150,040	146,741	150,116	151,602	141,576	117,861	120,422	102,691	132,208
Area committed	485,935	487,492	495,914	507,108	505,851	535,224	548,372	564,139	554,924
Area pre-committed	108,875	105,576	113,225	111,834	102,794	78,870	78,411	65,858	94,637
Total area committed	594,810	593,068	609,140	618,942	608,645	614,094	626,783	629,997	649,561
Commitment rate	93.9%	92.3%	91.7%	92.5%	92.1%	92.3%	92.1%	91.9%	90.9%
Pre-commitment rate	72.6%	71.9%	75.4%	73.8%	72.6%	66.9%	65.1%	64.1%	71.6%
Area utilized	375,598	380,978	393,225	405,302	403,609	419,976	438,654	453,094	462,423
Utilization rate	72.6%	72.1%	72.7%	73.9%	73.5%	72.4%	73.6%	73.8%	75.7%

THE OFFERING
Issuer
GDS Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands.
Offering price
US$      per ADS.
ADSs offered by us
5,200,000 ADSs (or 5,980,000 ADSs if the underwriters’ option to purchase additional ADSs is exercised in full). We will receive all of the net proceeds from this offering.
ADSs outstanding immediately after this offering
          ADSs (or          ADSs if the underwriters’ option to purchase additional ADSs is exercised in full).
The ADSs
Each ADS represents eight Class A ordinary shares, par value US$0.00005 per share. See “Description of American Depositary Shares” in the accompanying prospectus.
Use of Proceeds
We estimate that the net proceeds we will receive from the this offering will be approximately US$       million (or US$       million if the underwriters exercise their option to purchase additional ADSs in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We expect to use the net proceeds from the offering of Primary ADSs for general corporate purposes, working capital needs and the refinancing of our existing indebtedness, including potential future negotiated repurchases, or redemption upon exercise of the investor put right, of our convertible bonds due 2029.
See “Use of Proceeds” for more information.
Listing
Our ADSs are listed on The Nasdaq Global Market under the symbol “GDS” and our Class A ordinary shares are listed on the Main Board of the Hong Kong Stock Exchange under the stock code “9698.”
Lock-up
We and our directors, executive officers and certain principal shareholders have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or otherwise dispose of, directly or indirectly, our ordinary shares, ADSs or other securities convertible into or exercisable or exchangeable for our ADSs or ordinary shares for a period of 90 days following the date of this prospectus supplement. See “Underwriting” for more information.
Concurrent Delta Placement of Borrowed ADSs
Concurrently with this offering, we are offering an aggregate of        ADSs pursuant to a separate prospectus supplement, which we refer to as the “Delta Placement of Borrowed ADSs.” We will loan such ADSs to J.P. Morgan Securities plc (the “ADS Borrower”) pursuant to an ADS lending agreement, which we refer to as the “ADS Lending Agreement,” for sale by an affiliate of the ADS Borrower, J.P. Morgan Securities LLC (the “Borrowed ADS Underwriter”).The Borrowed ADSs will initially be offered at US$      per ADS. We will not receive any proceeds from the sale of the Borrowed ADSs The ADS Borrower and its affiliates will receive all the proceeds from the sale of the Borrowed ADSs. We will receive from the ADS Borrower or its affiliate a nominal lending fee of US$0.0004 per each Borrowed ADS, or an aggregate of US$      for the lending of          Borrowed ADSs.

This prospectus supplement does not constitute an offer of Borrowed ADSs, which will be made under a sperate prospectus supplement filed with the SEC pursuant to Rule 424(b) of the Securities Act and the base prospectus.
Concurrent Notes Offering
Concurrently with this offering of the ADSs, we are offering US$450,000,000 aggregate principal amount of convertible senior notes, plus up to US$50,000,000 aggregate principal amount of our convertible senior notes if the initial purchasers of the Concurrent Notes Offering exercise their option to purchase additional convertible senior notes in full, pursuant to a separate offering memorandum in reliance on the exemptions from registration provided by Rule 144A under the Securities Act.
The completion of the offering hereunder is contingent upon the completion of both the Delta Placement of Borrowed ADSs and the Concurrent Notes Offering, and the completion of each of the Delta Placement of Borrowed ADSs and the Concurrent Notes Offering is contingent upon the completion of each other and the offering hereunder. If the offering hereunder is not consummated, the Concurrent Notes Offering will terminate, the ADS Loan under the ADS Lending Agreement will terminate, and the Delta Placement of Borrowed ADSs will terminate and all of the Borrowed ADSs (or ADSs fungible with the Borrowed ADSs or other substitute securities or property as provided for in the ADS Lending Agreement) must be returned to us.
See “Underwriting — The Delta Placement of Borrowed ADSs; Concurrent Notes Offerings” for a description of the Concurrent Notes Offering.
This prospectus supplement does not constitute an offer of convertible senior notes or Borrowed ADSs, which will be made pursuant to Rule 144A of the Securities Act to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).
Risk factors
An investment in our ADSs involves risks. You should carefully consider the information set forth in the sections of this prospectus supplement and the accompanying prospectus titled “Risk Factors,” as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in the ADSs.
Payment and settlement
The underwriters expect to deliver the ADSs against payment therefor through the facilities of the Depository Trust Company on or about            , 2025.

RISK FACTORS
Any investment in the ADSs involves a high degree of risk. You should consider carefully the risks described below, in our 2024 Annual Report and all of the other information set forth in or incorporated by reference into this prospectus supplement and in the accompanying prospectus before deciding whether to purchase the ADSs. The following factors, individually and in the aggregate, could cause our business, results of operations and financial condition to suffer or materially differ from expected and historical results. As a result, the trading price of the ADSs may decline, and you may lose part or all of your investment.
Risks Related to This Offering
Our substantial level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under our indebtedness.
We have substantial indebtedness. As of March 31, 2025, we had total consolidated indebtedness of RMB42,491.6 million (US$5,855.5 million), including borrowings, finance lease and other financing obligations and convertible bonds. Based on our current expansion plans, we expect to continue to finance our operations through the incurrence of debt. Our indebtedness could, among other consequences:
•
make it more difficult for us to satisfy our obligations under our indebtedness, exposing us to the risk of default, which, in turn, would negatively affect our ability to operate as a going concern;

•
require us to dedicate a substantial portion of our cash flows from operations to interest and principal payments on our indebtedness, reducing the availability of our cash flows for other purposes, such as capital expenditures, acquisitions and working capital;

•
limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

•
increase our vulnerability to general adverse economic and industry conditions;

•
place us at a disadvantage compared to our competitors that have less debt;

•
expose us to fluctuations in the interest rate environment because the interest rates on borrowings under our project financing agreements are variable;

•
increase our cost of borrowing;

•
limit our ability to borrow additional funds; and

•
require us to sell assets to raise funds, if needed, for working capital, capital expenditures, acquisitions or other purposes.

In addition, if we are unable to service our debt in a timely manner based upon cash flows from operations and from financing activities, and if we are unable to refinance our existing debt, including our convertible bonds, including in connection with events that will occur under the terms of our convertible bonds, we would become subject to default, cross-default and other adverse consequences that could affect our ability to operate as a going concern and would materially and adversely affect our business and operations and the value of your investment in our ADSs and ordinary shares. For example, we issued and sold US$620 million in aggregate principal amount of convertible senior notes due in 2029, which are subject to repurchase by us, at the option of the holders, on March 8, 2027 at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest.
As a result of the covenants and restrictions, we are limited in how we conduct our business, and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. Our current or future borrowings could increase the level of financial risk to us and, to the extent that the interest rates are not fixed and rise, or that borrowings are refinanced at higher rates, our available cash flow and financial condition could be adversely affected. Increases in the target range for China’s loan prime rate (LPR) and the federal funds rate adopted by the Federal Open Market Committee of the U.S. Federal Reserve System could significantly increase our borrowing costs, reduce our available cash flow and adversely affect our financial condition.

The terms of any future indebtedness we may incur could include more restrictive covenants. A breach of any of these covenants could result in a default with respect to the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be due and payable immediately. This, in turn, could cause our other debt, to become due and payable as a result of cross-default or acceleration provisions contained in the agreements governing such other debt. In the event that some or all of our debt is accelerated and becomes immediately due and payable, we may not have the funds to repay, or the ability to refinance, such debt.
The effect of the borrowing of our ADSs pursuant to the ADS Lending Agreement and the issuance of our ADSs in this offering may adversely affect the market price of our ADSs.
The increase in the number of outstanding ADSs and the sale of the Borrowed ADSs could have a negative effect on the market price of our ADSs. The existence of the ADS Lending Agreement, the short sales of our ADSs and related derivative transactions effected in connection with the sale of our convertible senior notes, or any unwind of such short sales or derivatives transactions, each as described under “Underwriting — The Delta Placement of Borrowed ADSs; Concurrent Notes Offerings,” could cause the market price of our ADSs to be lower over the term of the ADS Lending Agreement than it would have been had we not entered into that agreement. The market price of our ADSs could be further negatively affected by these or other short sales of our ADSs, including other sales by the purchasers of the convertible senior notes hedging their investment therein. The effect, if any, of these activities on the market price of our ADSs will depend on a variety of factors, including market conditions, and cannot be ascertained at this time. Any of these activities could, however, cause or avoid an increase or a decrease in the market price of our ADSs.
The number of Borrowed ADSs to be sold hereunder will depend on what portion of investors in the Concurrent Notes Offering desire to hedge their investment in the Notes through privately negotiated derivatives transactions with the ADS Borrower or its affiliates, and will be determined at the time of pricing of the Delta Placement of Borrowed ADSs and is expected to be no greater than commercially reasonable initial short positions of such convertible arbitrage investors. It is possible, however, that investors in the Notes in the Concurrent Notes Offering may short sell additional shares of our Class A ordinary shares shortly after the pricing of this offering. Such additional sales could have the effect of causing the market price of our shares of Class A ordinary shares to be lower than it would have been absent such selling.
The ADS Lending Agreement is intended to facilitate privately negotiated derivative transactions relating to the ADSs, including cash-settled swaps between the ADS Borrower and investors in the convertible senior notes, by which investors in our convertible senior notes in the Concurrent Notes Offering will hedge their market risk with respect to the convertible senior notes, concurrently with, or shortly after, the pricing of the convertible senior notes. After placement of the convertible senior notes and the Borrowed ADSs, neither we nor the ADS Borrower will control how such holders may use such hedging transactions. In addition, such holders may enter into other transactions in connection with such hedging transactions, including the purchase or sale of ADSs.
Pursuant to the ADS Lending Agreement, the ADS Borrower has re-delivery obligations in respect of any Borrowed ADSs subject to the Loan Transaction, as well as for cash and non-cash distributions in respect of the notional number of the then-outstanding Borrowed ADSs (whether or not such ADS Borrower holds such ADSs). Such re-delivery may be in the form of ADSs that the ADS Borrower may need to procure by purchasing in the open market.
As a result, the existence of the ADS Lending Agreement, such hedging transactions, and any related market activity could cause the market price of the ADSs to be lower over the term of the ADS Lending Agreement than it would have otherwise been had we not entered into the ADS Lending Agreement.
Substantial future sales or perceived potential sales of our Class A ordinary shares, ADSs, or other equity or equity-linked securities in the public market could cause the price of our Class A ordinary shares and/or ADSs to decline significantly.
Sales of our Class A ordinary shares, ADSs, or other equity or equity-linked securities in the public market, or the perception that these sales could occur, could cause the trading price of our Class A ordinary shares and/or ADSs to decline significantly. Upon completion of this offering and the Delta Placement of Borrowed

ADSs, we will have        ordinary shares issued and outstanding, including        Class A ordinary shares, and 43,590,336 Class B ordinary shares. All ADSs sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or additional registration under the Securities Act. Some ordinary shares and/or ADSs outstanding after this offering and held by certain of our officers, directors and principal shareholders will be available for sale, upon the expiration of the lock-up periods (if applicable to such holder), subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. Any or all of these ordinary shares or ADSs may be released prior to the expiration of the applicable lock-up period at the discretion of the ADS Underwriter or initial purchaser, as applicable. See “Underwriting.” Our other outstanding ordinary shares and/or ADSs not subject to lock-up may be available for sale immediately after the date of this prospectus supplement. To the extent a substantial amount of such securities are sold into the market, the market price of our ADSs could decline significantly.
The ADSs are equity and are subordinate to our existing and future indebtedness, the convertible preferred stock and any preferred stock we may issue in the future.
The ADSs are our equity interests and do not constitute indebtedness. As such, ADSs will rank junior to all indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including in a liquidation of us. Additionally, holders of our ADSs may be subject to prior dividend and liquidation rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding.
Our ADSs will rank junior to our convertible preferred stock with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs. This means that, unless accumulated dividends have been paid on all our convertible preferred stock through the most recently completed dividend period, no dividends may be declared or paid on our ADSs and we will not be permitted to repurchase any of our ADSs, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up of our affairs, no distribution of our assets may be made to holders of our ADSs until we have paid to holders of our preferred stock a liquidation preference equal to the greater of (i) the stated value per convertible preferred share, plus an amount equal to any dividends accumulated but unpaid thereon (whether or not declared), and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, converted their convertible preferred shares into Class A ordinary shares (at the then applicable conversion rate).
Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the shareholders. The board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our ADSs with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our ADSs with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our ADSs, the rights of holders of our ADSs or the market price of our ADSs could be adversely affected.
You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our ADS.
We expect to use the net proceeds for general corporate purposes, working capital needs and the refinancing of our existing indebtedness, including reserving amounts for possible future negotiated repurchases of, or for redemption upon exercise of the investor put right, of our convertible bonds due 2029. Our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase the price of our ADS. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.
You may be subject to limitations on transfer of your ADSs.
Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.
We may become a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.
Based on the past and projected composition of our income and assets and the valuation of our assets, we do not believe we were a passive foreign investment company, or PFIC, for our most recent taxable year and we do not expect to be a PFIC for our current taxable year or in the foreseeable future, although there can be no assurance in this regard. The determination of whether or not we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. Specifically, for any taxable year, we will be classified as a PFIC for U.S. federal income tax purposes if either (i) 75% or more of our gross income in that taxable year is passive income or (ii) the average percentage of our assets (which includes cash) by value in that taxable year which produce, or are held for the production of, passive income is at least 50%. The calculation of the value of our assets will be based, in part, on the quarterly market value of our ADSs, which is subject to change. See “Taxation — U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Considerations.”
In addition, there is uncertainty as to the treatment of our corporate structure and ownership of the VIEs for U.S. federal income tax purposes. For U.S. federal income tax purposes, we consider ourselves to own the stock of the VIEs. If it is determined, contrary to our view, that we do not own the stock of the VIEs for U.S. federal income tax purposes (for instance, because the relevant PRC authorities do not respect these arrangements), we may be treated as a PFIC.
If you are a U.S. holder, as defined under “Taxation — U.S. Federal Income Tax Considerations,” and we are a PFIC for any taxable year during which you hold our ADSs or Class A ordinary shares, our PFIC status could result in adverse U.S. federal income tax consequences to you. For example, if we are or become a PFIC, you may become subject to increased tax liabilities under U.S. federal income tax laws and regulations and may become subject to burdensome reporting requirements. In some cases, shareholders of a PFIC may make one of certain elections that would ameliorate some of the adverse tax consequences of the PFIC rules. See “Taxation — U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Considerations” for further details. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences of the application of the PFIC rules.
There can be no assurance that we will not be a PFIC for the current or any future taxable year.

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately US$        million (or US$       million if the underwriters exercise their option to purchase additional ADSs in full), based on the public offering price of US$        per ADS, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds for general corporate purposes, working capital needs and the refinancing of our existing indebtedness, including potential future negotiated repurchases, or redemption upon exercise of the investor put right, of our convertible bonds due 2029.
In addition, if the concurrent offering of the convertible senior notes is consummated, we expect that offering to produce net proceeds of approximately US$      million, or approximately US$      million if the initial purchasers of the convertible senior notes exercise their option to purchase additional convertible senior notes in full, after deducting the initial purchasers’ discounts and other estimated offering expenses payable by us. We expect to use the net proceeds for working capital needs and the refinancing of our existing indebtedness, including potential future negotiated repurchases, or redemption upon exercise of the investor put right, of our convertible bonds due 2029. We will not receive any proceeds from the sale of the Borrowed ADSs, but we will receive from the ADS Borrower a nominal lending fee of US$0.0004 per Borrowed ADS, which will be applied to fully pay up the Class A ordinary shares underlying the Borrowed ADSs. We have been informed by the ADS Borrower that it, or its affiliates, intend to use the short position created by the borrowing of the ADSs and the concurrent sales of the Borrowed ADSs to facilitate hedging transactions by some of the investors in the convertible senior notes.
In utilizing the proceeds of this offering, as an offshore holding company, we are permitted, under PRC laws and regulations, to provide funding to our PRC subsidiaries only through loans or capital contributions and to our consolidated VIEs only through loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiaries or make additional capital contributions to our PRC subsidiaries to fund their capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may affect our ability to capitalize or otherwise fund our PRC operations. The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2025:
•
on an actual basis; and

•
on an adjusted basis giving effect to both (i) our offer and sale of       Class A ordinary shares in the form of ADSs at the public offering price of US$      per ADSs pursuant to this prospectus supplement and the receipt of the estimated net proceeds of US$     million by us from this ADS offering (assuming no exercise by the underwriters of their option to purchase additional ADSs, after deducting such underwriters’ discounts and commissions and estimated offering expenses payable by us, and (ii) the offer and sale of US$     million aggregate principal amount of convertible senior notes in the Concurrent Notes Offering and the receipt of the estimated net proceeds of US$      million by us from the offering (assuming no exercise by the initial purchasers of their option to purchase additional notes), after deducting such initial purchasers’ discounts and commissions and other estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and the related notes thereto included and “Item 5. Operating and Financial Review and Prospects” in our 2024 Annual Report, our unaudited condensed consolidated financial statements and the related notes included in Exhibit 99.1 to the May 27 Form 6-K, and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.2 to the May 27 Form 6-K, all of which are incorporated by reference herein.
	As of March 31, 2025
	Actual		As Adjusted(1)
	RMB	US$	RMB	US$
	(in thousands except share and per share data)
Long-term borrowings, excluding current portion	21,760,462	2,998,672
Convertible bonds payable, non-current	8,568,530	1,180,775
Convertible senior notes in the concurrent offering	—	—
Finance lease and other financing obligations, non-current	7,426,774	1,023,437
Redeemable preferred shares	1,079,123	148,707
Shareholders’ equity:
Ordinary shares (US$0.00005 par value; 3,500,000,000 shares authorized as of March 31, 2025; 1,440,666,711 Class A ordinary shares issued and outstanding, actual and Class A ordinary shares as adjusted as of March 31, 2025; 43,590,336 Class B ordinary shares issued and outstanding, actual and as adjusted as of March 31, 2025)(1)(2)	527	73
Additional paid-in capital	29,594,970	4,078,296
Accumulated other comprehensive loss	(1,081,445)	(149,027)
Accumulated deficit	(5,281,351)	(727,790)
Total shareholders’ equity	23,232,701	3,201,552
Non-controlling interests	130,912	18,040
Total capitalization(3)	62,198,502	8,571,183

(1)
In connection with the issuance of convertible senior notes due 2032, we would issue       Borrowed ADSs, which will be loaned to the ADS Borrower to facilitate short sales and/or privately negotiated derivative transactions by investors in the convertible senior notes due 2032. We will receive from the ADS Borrower or its affiliate a nominal lending fee of US$0.0004 per each Borrowed ADS. We are in the process of determining the accounting treatment for this transaction and have not reflected the impacts of this transaction in the capitalization table above.

(2)
Actual and as adjusted does not include (i) 70,923,856 Class A ordinary shares issued and held by JPMorgan Chase Bank, N.A., as depositary, which are reserved for future delivery upon exercise or vesting of share awards granted under our share incentive plan, and (ii) the underwriters’ option to purchase an additional ADSs each representing eight Class A ordinary shares in this offering.

(3)
Total capitalization equals the sum of non-current debt, redeemable preference shares, total shareholders’ equity and non-controlling interests.

DILUTION
If you invest in our ADSs, your interest will be diluted to the extent of the difference between the public offering price per ADS and our as adjusted net tangible book value per ADS after this offering. Dilution results from the fact that the public offering price per Class A ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.
Our net tangible book value as of March 31, 2025 was approximately RMB18,350.4 million (US$2,528.7 million), or RMB12.3633 (US$1.7037) per ordinary share as of that date, and RMB98.9066 (US$13.6297) per ADS. Net tangible book value represents the amount of our total assets, less the amount of our intangible assets, net, goodwill and total liabilities. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, after giving effect to the issuance and sale by us of shares in the form of ADSs in this offering at the public offering price of US$      per ADS, which was the last reported closing price of our ADSs on May   , 2025, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us from the public offering price per Class A ordinary share.
Without taking into account any other changes in net tangible book value after March 31, 2025, other than to give effect to the issuance and sale by us of Class A ordinary shares in the form of ADSs in this offering at the public offering price of US$     per ADS, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 would have been RMB      million (US$      million), or RMB      (US$     ) per outstanding ordinary share and RMB      (US$     ) per ADS. This represents an immediate increase in net tangible book value of US$      per ordinary share and US$      per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$      per ordinary share and US$      per ADS to investors purchasing ADSs in this offering.
The following table illustrates such dilution:
	Per Ordinary Share	Per ADS
Actual net tangible book value as of March 31, 2025	US$	US$
As adjusted net tangible book value after giving effect to this offering
Assumed public offering price
Dilution in net tangible book value to new investors in the offering
The amount of dilution in net tangible book value to new investors in this offering set forth above is determined after giving effect to this offering from the public offering price per ordinary share.
The following table summarizes, on an as adjusted basis as of March 31, 2025, the differences between existing shareholders and the new investors purchasing shares in this offering with respect to the number of ordinary shares (in the form of ADSs or shares) purchased from us, the total consideration paid and the average price per ordinary share and per ADS paid before deducting the estimated underwriting discounts and commissions and estimated offering expenses. The total number of ordinary shares does not include ordinary shares underlying the ADSs issuable upon the exercise of the option to purchase additional ADSs granted to the underwriters.
	Ordinary Shares Total		Total Consideration		US$ Average Price per Ordinary Share Equivalent	Average Price per ADS Equivalent
	Number	Percent	Amount	Percent
Existing shareholders	million	%	US$ million	%	US$	US$
New investors	million	%	US$ million	%	US$	US$
Total	million	100.0%	US$ million	100.0%

If the underwriters were to fully exercise their option to purchase additional shares of our Class A ordinary shares from us, the percentage of shares of our ordinary shares held by existing shareholders would be     %, and the percentage of shares of our common stock held by new investors would be     %.
The as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our ADSs and other terms of this offering determined at pricing.
The discussion and tables above do not reflect (i) conversion of the convertible senior notes in the concurrent offering, (ii) Class A ordinary shares underlying ADSs in the Delta Placement of Borrowed ADSs, (iii) conversion of our existing convertible notes, (iv) conversion of our convertible preferred shares, and (v) 70,923,856 Class A ordinary shares issued and held by JPMorgan Chase Bank, N.A., as depositary, which are reserved for future delivery upon exercise or vesting of share awards granted under our share incentive plan.
Holders of our convertible bonds due 2025 may, at their option, convert their notes into our ADSs at an initial conversion rate of 19.3865 of our ADSs per US$1,000 principal amount of notes, or an aggregate of 12,400 Class A ordinary shares, assuming conversion of the entire US$80 thousand aggregate principal amount of notes at such initial conversion rate.
Holders of our convertible bonds due 2029 may, at their option, convert their notes into our ADSs at the initial conversion price of US$50 per ADS, corresponding to an initial conversion rate of 20 ADSs (or 160 Class A ordinary shares) per US$1,000 principal amount of the Notes, or approximately 12,400,000 ADSs, representing 99,200,000 Class A ordinary shares, assuming conversion of the entire US$620 million aggregate principal amount at the initial conversion rate.
Holders of our convertible bonds due 2030 may, at their option, convert their notes into our ADSs at the initial conversion price of US$24.50 per ADS, corresponding to an initial conversion rate of 40.8163 ADSs per US$1,000 principal amount of the Notes, or 23,673,454 ADSs, representing 189,387,632 Class A ordinary shares, assuming conversion of the entire US$580 million aggregate principal amount at the initial conversion rate.
The convertible preferred shares initially accrue a 5% per annum dividend, payable quarterly in arrears, in cash or in kind in the form of additional convertible preferred shares, at the option of our company. The preferred shares can be convertible into our Class A ordinary shares at the option of their holder at a conversion price of US$35.60 per ADS. We have the right to trigger a mandatory conversion at our election, beginning on March 15, 2022, provided certain conditions are met, including our Class A ordinary shares achieving a specified price threshold of 150% of the conversion price for a specified period. If the holder elects to convert, or we cause the holder to convert the entire convertible preferred shares (including any dividends accrued in the form of additional convertible preferred shares), at least 33,707,864 Class A ordinary shares will be issued.

DIVIDEND POLICY
Since our inception, except for the US$50.8 million preference dividend paid to our preferred shareholders upon completion of our initial public offering, of which US$11.4 million was paid in cash and US$39.4 million was paid in the form of 31,490,164 Class A ordinary shares based on the initial public offering price of US$10.00 per ADS and dividends on our preferred shares issued on March 19, 2019, we have not declared or paid any dividends on our shares. We do not have any present plan to pay any dividends on our Class A ordinary shares or ADSs in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
The holder of our convertible preferred shares, i.e., an affiliate of Ping An Overseas Holdings, is entitled to receive cumulative preferred dividends which began to accrue and accumulate from the date the convertible preferred shares were issued, regardless of whether any funds of our company are legally available for the payment of such dividends. The cumulative preferred dividends generally accrue (i) during the first eight years from the issuance date, at a minimum rate of 5% per annum of a specified value for each convertible preferred share, payable quarterly in arrears, in cash or in kind in the form of additional convertible preferred shares, at our option, and (ii) as of the eighth anniversary of the issuance date, at a minimum rate of 7% per annum of a specified value for each convertible share, payable quarterly in arrears, in cash only, which rate shall be further increased by 50 basis points per quarter thereafter for so long as any convertible preferred shares remain outstanding. If the aggregate amounts of dividend on its ordinary shares are higher than the cumulative preferred share dividends over the four consecutive quarters, the holders of preferred shares have the right to receive the dividend in an amount equal to the dividend paid to the holders of ordinary shares (treating each holder of convertible preferred shares as being the holder of the number of Class A ordinary shares into which such holder’s convertible preferred shares would be converted if such shares were converted at the end of each period).
Any future determination to pay dividends will be made at the discretion of our board of directors and may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends, we will pay our ADS holders to the same extent as holders of our Class A ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.
We are an exempted company incorporated in the Cayman Islands. In order for us to distribute any dividends to our shareholders and ADS holders, we may rely on dividends distributed by our mainland China subsidiaries. Certain payments from our mainland China subsidiaries to us may be subject to PRC withholding tax. In addition, regulations in the PRC currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in mainland China. Each of our mainland China subsidiaries is required to set aside at least 10% of its after-tax profit based on PRC accounting standards every year to a statutory common reserve fund until the aggregate amount of such reserve fund reaches 50% of the registered capital of such subsidiary. Such statutory reserves are not distributable as loans, advances or cash dividends.

UNDERWRITING
We are offering the ADSs described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Merrill Lynch (Asia Pacific) Limited, Morgan Stanley Asia Limited and UBS AG Hong Kong Branch, which are acting as joint book running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the representatives, on behalf of the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of ADSs listed next to its name in the following table:
Name	Number of ADSs
J.P. Morgan Securities LLC
Merrill Lynch (Asia Pacific) Limited
Morgan Stanley Asia Limited
UBS AG Hong Kong Branch
Total
The underwriters are committed to purchase all the ADSs offered by us if they purchase any ADSs. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the ADSs directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of US$      per ADS. Any such dealers may resell ADSs to certain other brokers or dealers at a discount of up to US$      per ADS from the public offering price. After the initial offering of the ADSs to the public, the offering price and other selling terms may be changed by the underwriters. Sales of ADSs made outside of the United States may be made by affiliates of the underwriters.
The address of J.P. Morgan Securities LLC is 383 Madison Avenue, New York, New York 10179, United States of America. The address of Merrill Lynch (Asia Pacific) Limited is 55/F, Cheung Kong Center, 2 Queen’s Road Central, Central, Hong Kong. The address of Morgan Stanley Asia Limited is 46/F, International Commerce Center, 1 Austin Road West, Kowloon, Hong Kong. The address of UBS AG Hong Kong Branch is 52/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong.
Option to Purchase Additional ADSs
The underwriters have an option to buy up to an additional 780,000 ADSs from us, to cover sales of ADSs by the underwriters which exceed the number of ADSs specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional ADSs. If any ADSs are purchased with this option to purchase additional ADSs, the underwriters will purchase ADSs in approximately the same proportion as shown in the table above. If any additional ADSs are purchased, the underwriters will offer the additional ADSs on the same terms as those on which the ADSs are being offered.
Commissions and Expenses
The underwriting fee is equal to the public offering price per ADS less the amount paid by the underwriters to us per ADS. The underwriting fee is US$      per ADS. The following table shows the per ADS and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs.
	Without exercise of option to purchase additional ADSs	With full exercise of option to purchase additional ADSs
Per ADS	US$	US$
Total	US$	US$

We have also agreed to reimburse the underwriters for certain expenses in connection with this offering in an aggregate amount not exceeding US$      . Such reimbursements are deemed underwriting compensation by the Financial Industry Regulatory Authority, Inc.
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately US$       million.
Electronic Distribution
A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of ADSs to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
Lock-Up Agreements
We have agreed that, with limited exceptions, we will not (i) offer, pledge, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any of our ordinary shares or the ADSs, or securities convertible into or exchangeable or exercisable for any of our ordinary shares or the ADSs, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap, hedge or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any of our ordinary shares, the ADSs or any such other securities, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position in our ordinary shares or the ADSs or any such other securities, or publicly disclose the intention to make any such agreement or transaction, whether any of these transactions are to be settled by the delivery of ordinary shares, ADSs or such other securities, in cash or otherwise, in each case without the prior written consent of J.P. Morgan Securities LLC, Merrill Lynch (Asia Pacific) Limited, Morgan Stanley Asia Limited and UBS AG Hong Kong Branch for a period of 90 days after the date of this prospectus supplement.
Our directors, executive officers and certain of our other significant shareholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, Merrill Lynch (Asia Pacific) Limited, Morgan Stanley Asia Limited and UBS AG Hong Kong Branch, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our ordinary shares or the ADSs, or any securities convertible into or exercisable or exchangeable for our ordinary shares or the ADSs (including, with limited exceptions, ordinary shares, ADSs or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of an option or warrant) or (2) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our ordinary shares or the ADSs, or such other securities, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position in our ordinary shares or the ADSs or any such other securities, or publicly disclose the intention to make any such agreement or transaction, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or ADSs or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any of our ordinary shares or the ADSs, or any security convertible into or exercisable or exchangeable for our ordinary shares or the ADSs.

The Delta Placement of Borrowed ADSs; Concurrent Notes Offerings
Concurrently with this offering, pursuant to another prospectus supplement dated of the date hereof, we are offering an aggregate of        Borrowed ADSs, which we will loan to J.P. Morgan Securities plc, as the ADS Borrower, pursuant to the ADS Lending Agreement. The number of Borrowed ADSs to be sold hereunder will depend on what portion of investors in the Concurrent Notes Offering desire to hedge their investments, and is expected to be no greater than commercially reasonable initial short positions of such investors. We do not expect to offer additional ADSs to facilitate any increased short positions desired by such investors in the convertible senior notes after this offering, and will not offer additional ADSs as a result of any exercise by the initial purchasers in the Concurrent Notes Offering of their option to purchase additional convertible senior notes.
In addition, concurrently with this offering, we are offering US$450,000,000 aggregate principal amount of convertible senior notes, plus up to US$50,000,000 aggregate principal amount of our convertible senior notes if the initial purchaser in the convertible senior notes offering exercise its option to purchase additional convertible senior notes, in reliance on the exemption from registration provided by Rule 144A.
The completion of the offering hereunder is contingent upon the completion of both the Delta Placement of Borrowed ADSs and the Concurrent Notes Offering, and the completion of each of the Delta Placement of Borrowed ADSs and the Concurrent Notes Offering is contingent upon the completion of each other and the offering hereunder. If the offering hereunder is not consummated, the Concurrent Notes Offering will terminate, the ADS Loan under the ADS Lending Agreement will terminate, and the Delta Placement of Borrowed ADSs will terminate and all of the Borrowed ADSs (or ADSs fungible with the Borrowed ADSs or other substitute securities or property as provided for in the ADS Lending Agreement) must be returned to us.
This prospectus supplement does not constitute an offer of convertible senior notes or the Delta Placement of Borrowed ADSs.
For details, see “Underwriting — The Delta Placement of Borrowed ADSs; Concurrent Notes Offerings.”
Relationships
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Certain underwriters in this offering are acting as underwriter(s) in the Delta Placement of Borrowed ADSs and initial purchasers in the Concurrent Notes Offering, and certain affiliate of an underwriter in this offering has entered into an ADS Lending Agreement with us and will serve as the ADS Borrower in the Delta Placement of Borrowed ADSs. If any underwriter is a holder of our convertible bonds due 2029 or our existing indebtedness, such underwriter may get pro rata payment upon future repurchase or redemption of our convertible bond due 2019 or the refinancing of our existing indebtedness. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Listing of ADSs and Ordinary Shares
Our ADSs are listed on the Nasdaq Global Market under the symbol “GDS”.
Our ordinary shares are listed on the Hong Kong Stock Exchange under the stock code “9698.”
Stabilization, Short Positions and Penalty Bids
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ADSs in the open market for the purpose of preventing or retarding a decline in the market price of the ADSs while this offering is in progress. These stabilizing transactions may include making short sales of ADSs, which involves the sale by the underwriters of a greater number of ADSs than they are required to purchase in this offering, and purchasing ADSs on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional ADSs referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional ADSs, in whole or in part, or by purchasing ADSs in the open market. In making this determination, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market compared to the price at which the underwriters may purchase ADSs through the option to purchase additional ADSs. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase ADSs in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the ADSs, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase ADSs in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those ADSs as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the ADSs or preventing or retarding a decline in the market price of the ADSs, and, as a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Market, in the over the counter market or otherwise.
In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our common stock on The Nasdaq Stock Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Stock Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.
Selling Restrictions
With respect to offers and sales of our securities that are the subject of this prospectus supplement:
United Kingdom
An offer to the public of any ADSs may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any ADSs may be made at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”);

provided that no such offer of ADSs shall result in a requirement for the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriter and the issuer that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.
In the case of any ADSs being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
The issuer, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriter of such fact in writing may, with the prior consent of the underwriter, be permitted to acquire ADSs in the offer.
For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/ 1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
European Economic Area
The ADSs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the ADSs or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the ADSs or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of ADSs in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation, from the requirement to publish a prospectus for offers of ADSs.
This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation. This prospectus supplement has been prepared on the basis that any offer of ADSs in any Member State of the EEA or the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from a requirement to publish a prospectus for offers of ADSs. This prospectus supplement is not a prospectus for the purpose of the Prospectus Regulation.
Hong Kong
The ADSs may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time including by any subsidiary legislation as may be applicable at the relevant time (together, the “SFA”), under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

the securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
China
This prospectus supplement will not be circulated or distributed in the PRC and the ADSs will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Korea
The ADSs have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the ADSs have been and will be offered in Korea as a private placement under the FSCMA. None of the ADSs may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the ADSs shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the ADSs. By the purchase of the ADSs, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the ADSs pursuant to the applicable laws and regulations of Korea.
Canada
The ADSs may be sold only to purchasers in Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the initial purchaser is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Prospective Canadian purchasers are hereby notified that: (a) we may be required to provide personal information pertaining to the purchasers as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including, without limitation, the purchaser’s name, address, telephone number and the aggregate purchase price of any ADSs purchased) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106, (c) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (e) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684. Prospective Canadian purchasers that purchase ADSs in this offering will be deemed to have authorized the indirect collection of the personal information by the OSC, and to have acknowledged and consented to its name, address, telephone number and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.
Upon receipt of the prospectus supplement, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the ADSs described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.
Switzerland
The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs.
Australia
(i)   This prospectus supplement:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

(ii)   The ADSs may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ADSs may be issued, and no draft or definitive prospectus supplement, advertisement or other offering material relating to any ADSs may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ADSs, you represent and warrant to us that you are an Exempt Investor.
As any offer of ADSs under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ADSs you undertake to us that you will not, for a period of 12 months from the date of issuance of the ADSs, offer, transfer, assign or otherwise alienate those ADSs to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Cayman Islands
No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the ADSs and no such invitation is made hereby.
United Arab Emirates
The ADSs have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Center) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Center governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Center) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
General
You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

TAXATION
This summary is based on the laws of the Cayman Islands, the PRC, Hong Kong and the United States in effect on the date of this prospectus supplement, which are subject to changes (or changes in interpretation), possibly with retroactive effect. This discussion does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to acquire, own or dispose of our ADSs or Class A ordinary shares and does not purport to deal with consequences applicable to all categories of investors, some of which may be subject to special rules. Prospective investors are urged to consult their tax advisors regarding the tax consequences of owning and disposing of our ADSs or Class A ordinary shares.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of our ADSs or ordinary shares. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of, the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfer of shares of, Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of our ADSs and ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ADSs or ordinary shares, as the case may be, nor will gains derived from the disposal of our ADSs or ordinary shares be subject to Cayman Islands income or corporation tax.
Pursuant to Section 6 of the Tax Concessions Act (1999 Revision) of the Cayman Islands, we have obtained an undertaking from the Governor-in-Council:
(1)
that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to us or our operations; and

(2)
that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on our shares, debentures or other obligations.

The undertaking for us is for a period of twenty years from December 19, 2006.
People’s Republic of China Taxation
In March 2007, the National People’s Congress of China enacted the PRC Enterprise Income Tax Law, which became effective on January 1, 2008, and was most recently amended on February 24, 2017 and on December 29, 2018. The PRC Enterprise Income Tax Law provides that enterprises organized under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered PRC resident enterprises and therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. The Implementing Rules of the PRC Enterprise Income Tax Law further defines the term “de facto management body” as the management body that exercises substantial and overall management and control over the business, personnel, accounts and properties of an enterprise. While we do not currently consider our company or any of our overseas subsidiaries to be a PRC resident enterprise, there is a risk that the PRC tax authorities may deem our company or any of our overseas subsidiaries as a PRC resident enterprise since a substantial majority of the members of our management team as well as the management team of some of our overseas subsidiaries are located in China, in which case we or the overseas subsidiaries, as the case may be, would be subject to the PRC enterprise income tax at the rate of 25% on worldwide income.
If the PRC tax authorities determine that our Cayman Islands holding company is a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. One example is a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our ordinary shares or ADSs. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to individual investors who are non-PRC residents and any gain realized on the transfer of ADSs or ordinary shares by such investors may be subject to PRC tax (which in the case of dividends may be withheld at source) at a rate of 20%. It is unclear whether, if we are treated as a PRC resident enterprise, holders of our ordinary shares or ADSs would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.
Hong Kong Taxation
Our subsidiaries incorporated in Hong Kong were subject to Hong Kong profits tax at a rate of 16.5% in the fiscal years ended December 31, 2022, 2023 and 2024. GDS Holdings was subject to Hong Kong profits tax at a rate of 16.5% in the fiscal years ended December 31, 2022, 2023 and 2024.
Our principal register of members is maintained by our Principal Share Registrar in the Cayman Islands, and our Hong Kong register of members is maintained by the Hong Kong Share Registrar in Hong Kong.
Dealings in our Class A ordinary shares registered on our Hong Kong share register are subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the rate of 0.13% of the consideration for, or (if greater) the value of, our Class A ordinary shares transferred. In other words, a total of 0.26% is currently payable on a typical sale and purchase transaction of our Class A ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).
To facilitate ADS-Class A ordinary share conversion and trading between the Nasdaq and the Hong Kong Stock Exchange, we have moved a portion of our issued ordinary shares from our Cayman share register to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors — Risks Related to Our ADSs and Class A Ordinary Shares — There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs” in Exhibit 99.3 to the May 27 Form 6-K.
U.S. Federal Income Tax Considerations
The following discussion is a summary of certain U.S. federal income tax considerations relating to the ownership and disposition of our ADSs and Class A ordinary shares. This discussion applies only to U.S. holders (as defined below) that acquire our ADSs pursuant to this offering and hold our ADSs or Class A ordinary shares (as applicable) as capital assets for U.S. federal income tax purposes (generally, property held for investment).
As used herein, the term “U.S. holder” means a beneficial owner of our ADSs or Class A ordinary shares that is, for U.S. federal income tax purposes, any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion is based upon provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations thereunder, rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), judicial decisions and the income tax treaty between the United States and the PRC (the “Treaty”), all as currently in effect as of the date hereof. Those authorities may be changed or subject to different interpretation, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. In addition, this discussion assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

This discussion does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:
•
a dealer in securities or currencies;

•
a financial institution;

•
a regulated investment company;

•
a real estate investment trust;

•
an insurance company;

•
a tax-exempt organization;

•
a person holding our ADSs or Class A ordinary shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•
a trader in securities that has elected the mark-to-market method of accounting for your securities;

•
a person liable for any alternative minimum tax;

•
a person who owns or is deemed to own 10% or more of our stock (by vote or value);

•
a person required to accelerate the recognition of any item of gross income with respect to our ADSs or Class A ordinary shares as a result of such income being recognized on an applicable financial statement;

•
a partnership or other pass-through entity for U.S. federal income tax purposes; or

•
a person whose “functional currency” is not the U.S. dollar.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our ADSs or Class A ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding our ADSs or Class A ordinary shares, you should consult your tax advisors regarding the tax considerations applicable to you.
This discussion does not contain a detailed description of all the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, U.S. federal estate and gift taxes, or the effects of any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular investor in our ADSs or Class A ordinary shares. If you are considering the acquisition of our ADSs, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you in light of your particular situation as well as any consequences arising under other U.S. federal tax laws, the laws of any other taxing jurisdiction, and any applicable tax treaties.
ADSs
If you hold ADSs, for U.S. federal income tax purposes, you generally will be treated as the owner of the underlying Class A ordinary shares that are represented by such ADSs. Accordingly, deposits or withdrawals of Class A ordinary shares for ADSs will not be subject to U.S. federal income tax.
Taxation of Dividends
Subject to the discussion under “— Passive Foreign Investment Company Considerations” below, the gross amount of any distributions (other than certain pro rata distributions of our shares) on the ADSs or Class A ordinary shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income (including withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you, in the case of the Class A ordinary shares, or by the depositary, in the case of ADSs. Such dividends will not be eligible for the dividends received deduction generally allowed to corporations under the Code.

Subject to applicable limitations (including a minimum holding period requirement), dividends received by non-corporate U.S. holders from a qualified foreign corporation may be treated as “qualified dividend income” that is subject to reduced rates of taxation. A foreign corporation is generally treated as a qualified foreign corporation with respect to dividends paid by that corporation on ordinary shares (or ADSs backed by such shares) that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that our ADSs, which are listed on the Nasdaq, are readily tradable on an established securities market in the United States. Thus, subject to the discussion under “— Passive Foreign Investment Company Considerations” below, we believe that dividends we pay on our ADSs will be eligible for the reduced tax rates. Since we do not expect that our Class A ordinary shares will be listed on an established securities market in the United States, we do not believe that dividends that we pay on our Class A ordinary shares that are not represented by ADSs will meet the conditions required for these reduced tax rates. There also can be no assurance that our ADSs will continue to be readily tradable on an established securities market in the United States in later years. Consequently, there can be no assurance that our ADSs will continue to be eligible for the reduced tax rates. A qualified foreign corporation also generally includes a foreign corporation that is eligible for the benefits of certain income tax treaties with the United States. In the event that we are deemed to be a PRC resident enterprise under the PRC tax law (see “— People’s Republic of China Taxation” above), we may be eligible for the benefits of the Treaty. In that case, dividends we pay on our Class A ordinary shares would be eligible for the reduced rates of taxation whether or not the shares are readily tradable on an established securities market in the United States, and whether or not the shares are represented by ADSs. You should consult your own tax advisors regarding the application of these rules given your particular circumstances.
Notwithstanding the foregoing, we will not be treated as a qualified foreign corporation, and non-corporate U.S. holders will not be eligible for reduced rates of taxation, for any dividends that we pay if we are a passive foreign investment company (a “PFIC”) in the taxable year in which such dividends are paid or in the preceding taxable year (see “— Passive Foreign Investment Company Considerations” below).
In the event that we are deemed to be a PRC resident enterprise under the PRC tax law, you may be subject to PRC withholding taxes on dividends paid to you with respect to the ADSs or Class A ordinary shares. See “— People’s Republic of China Taxation” above. In that case, subject to certain conditions and limitations (including a minimum holding period requirement), PRC withholding taxes on dividends may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or Class A ordinary shares will be treated as foreign source income and will generally constitute “passive category income.” However, if you are eligible for Treaty benefits, any PRC withholding taxes on dividends will not be creditable against your U.S. federal income tax liability to the extent withheld at a rate exceeding any applicable Treaty rate. In addition, U.S. Treasury regulations addressing foreign tax credits (the “Foreign Tax Credit Regulations”) impose additional requirements for foreign taxes to be eligible for a foreign tax credit, and unless you are eligible for and elect to claim the benefits of the Treaty, there can be no assurance that those requirements will be satisfied. The Department of the Treasury and the IRS are considering proposing amendments to the Foreign Tax Credit Regulations. In addition, recent notices from the IRS provide temporary relief by allowing taxpayers that comply with applicable requirements to apply many aspects of the foreign tax credit regulations as they previously existed (before the release of the current Foreign Tax Credit Regulations) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Alternatively, instead of claiming a foreign tax credit, you may be able to deduct any PRC withholding taxes in computing your taxable income, subject to generally applicable limitations under U.S. law (including that a U.S. holder is not eligible for a deduction for otherwise creditable foreign income taxes paid or accrued in a taxable year if such U.S. holder claims a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year). The rules governing the foreign tax credit and deductions for foreign taxes are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit or a deduction under your particular circumstances.
To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the distribution ordinarily would be treated, first, as a tax-free return of capital, causing a reduction in the adjusted basis of the ADSs or Class A ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the ADSs or Class A ordinary shares), and, second, the balance in excess of adjusted basis ordinarily would be taxed as capital gain recognized on a sale or exchange. However, we do not expect to determine our earnings and profits in accordance with U.S. federal income tax principles. Therefore, you should expect that distributions will generally be reported to the IRS and taxed to you as dividends (as discussed above), even if they might ordinarily be treated as a tax-free return of capital or as capital gain.
Sale, Exchange or Other Taxable Disposition of ADSs or Class A Ordinary Shares
For U.S. federal income tax purposes, you will generally recognize taxable gain or loss on any sale, exchange or other taxable disposition of ADSs or Class A ordinary shares in an amount equal to the difference between the amount realized for the ADSs or Class A ordinary shares (net of any Hong Kong stamp duty imposed on such proceeds) and your adjusted basis in the ADSs or Class A ordinary shares (which should similarly take into account any Hong Kong stamp duty paid in connection with the acquisition of the ADSs or Class A ordinary shares), both as determined in U.S. dollars. Subject to the discussion under “— Passive Foreign Investment Company Considerations” below, such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the ADSs or Class A ordinary shares for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Any gain or loss recognized by you will generally be treated as U.S. source gain or loss for foreign tax credit purposes. However, if we are treated as a PRC resident enterprise for PRC tax purposes and PRC tax is imposed on any gain, and if you are eligible for the benefits of the Treaty, you may elect to treat such gain as PRC source gain under the Treaty. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you generally would not be able to use a foreign tax credit for any PRC tax imposed on the disposition of our ADSs or Class A ordinary shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). However, pursuant to the Foreign Tax Credit Regulations, unless you are eligible for and elect to claim the benefits of the Treaty, any such PRC tax would generally not be a foreign income tax eligible for a foreign tax credit (regardless of any other income that you may have that is derived from foreign sources). In such case, the non-creditable PRC tax may reduce the amount realized on the sale, exchange or other taxable disposition of the ADSs or Class A ordinary shares. As discussed above, however, recent notices from the IRS provide temporary relief by allowing taxpayers that comply with applicable requirements to apply many aspects of the foreign tax credit regulations as they previously existed (before the release of the current Foreign Tax Credit Regulations) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). If any PRC tax is imposed on the sale, exchange or other taxable disposition of the ADSs or Class A ordinary shares and you apply such temporary relief, such PRC tax may be eligible for a foreign tax credit or deduction, subject to the applicable conditions and limitations.
You will be eligible for the benefits of the Treaty if, for purposes of the Treaty, you are a resident of the United States, and you meet other requirements specified in the Treaty. Because the determination of whether you qualify for the benefits of the Treaty is fact intensive and depends upon your particular circumstances, you are specifically urged to consult your tax advisors regarding your eligibility for the benefits of the Treaty. You are also urged to consult your tax advisors regarding the tax consequences if any PRC tax is imposed on gain on a disposition of our Class A ordinary shares or ADSs, including the availability of the foreign tax credit or a deduction and the election to treat any gain as PRC source, under your particular circumstances.
Passive Foreign Investment Company Considerations
Based on the past and projected composition of our income and assets and the valuation of our assets, we do not believe we were a PFIC for our most recent taxable year and we do not expect to be a PFIC for our current taxable year or in the foreseeable future, although there can be no assurance in this regard, since the determination of our PFIC status cannot be made until the end of a taxable year and depends significantly on the composition of our assets and income throughout the year.
In general, we will be a PFIC for any taxable year in which:
•
at least 75% of our gross income is passive income, or

•
at least 50% of the value (generally based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person), as well as gains from the sale of assets (such as stock) that produce passive income, foreign currency gains, and certain other categories of income. In addition, cash and other assets readily convertible into cash are generally considered passive assets. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of determining whether we are a PFIC, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income. However, it is not entirely clear how the contractual arrangements between us and the VIEs will be treated for purposes of the PFIC rules. For U.S. federal income tax purposes, we consider ourselves to own the stock of the VIEs. If it is determined, contrary to our view, that we do not own the stock of the VIEs for U.S. federal income tax purposes (for instance, because the relevant PRC authorities do not respect these arrangements), that would alter the composition of our income and assets for purposes of testing our PFIC status, and may cause us to be treated as a PFIC.
The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. The calculation of the value of our assets will be based, in part, on the quarterly market value of our ADSs, which is subject to change.
If we are a PFIC for any taxable year during which you hold our ADSs or Class A ordinary shares and you do not make a timely mark-to-market election, as described below, you will be subject to special — and generally very unfavorable — tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of the ADSs or Class A ordinary shares. Distributions received in a taxable year with respect to the ADSs or Class A ordinary shares that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs or Class A ordinary shares will be treated as excess distributions. Under these special tax rules:
•
the excess distribution or gain will be allocated ratably over your holding period for the ADSs or Class A ordinary shares,

•
the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•
the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year for individuals or corporations, as applicable, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold our ADSs or Class A ordinary shares, you will generally be subject to the special tax rules described above for that year and for each subsequent year in which you hold the ADSs or Class A ordinary shares (even if we do not qualify as a PFIC in any subsequent years). However, if we cease to be a PFIC, you can avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your ADSs or Class A ordinary shares had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your own tax advisor about this election.
In certain circumstances, in lieu of being subject to the special tax rules discussed above, you may make a mark-to-market election with respect to your ADSs or Class A ordinary shares, provided such ADSs or Class A ordinary shares are treated as “marketable stock.” The ADSs or Class A ordinary shares generally will be treated as marketable stock if the ADSs or Class A ordinary shares, as applicable, are “regularly traded” on a “qualified exchange or other market” (each within the meaning of the applicable U.S. Treasury regulations). Under current law, the mark-to-market election may be available to ADS holders as the ADSs are listed on the Nasdaq, which constitutes a qualified exchange, although there can be no assurance that the ADSs will be “regularly traded” for purposes of the mark-to-market election or that the ADSs will continue to be listed on the Nasdaq. The Class A ordinary shares are listed on the Hong Kong Stock Exchange, which must meet certain trading, listing, financial disclosure and other requirements to be treated as a qualified exchange for these purposes. There also can be no assurance that the Class A ordinary shares will be “ regularly traded” for purposes of the mark-to-market election.
If you make an effective mark-to-market election with respect to our ADSs or Class A ordinary shares, for each taxable year that we are a PFIC you will include as ordinary income the excess of the fair market value of your ADSs or Class A ordinary shares at the end of the year over your adjusted basis in the ADSs or Class A ordinary shares. You will be entitled to deduct as an ordinary loss in each such year the excess of your adjusted basis in the ADSs or Class A ordinary shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, any gain you recognize upon the sale or other disposition of your ADSs or Class A ordinary shares in a year that we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election, and thereafter will be capital loss. If you make an effective mark-to-market election, the general tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the reduced rates of taxation for qualified dividend income of non-corporate U.S. holders (as discussed above under “— Taxation of Dividends”) would not be available if we are a PFIC in the taxable year in which the dividends are paid or in the preceding taxable year.
Your adjusted basis in the ADSs or Class A ordinary shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs or Class A ordinary shares are no longer regularly traded on a qualified exchange or other market, or the IRS consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.
A different election, known as the “qualified electing fund,” or “QEF” election, is generally available to holders of PFIC stock, but only if the corporation provide the holders with a “PFIC Annual Information Statement” containing certain information necessary for the election, including the holder’s pro rata share of the corporation’s earnings and profits and net capital gain for each taxable year, computed according to U.S. federal income tax principles. We do not intend, however, to determine our earnings and profits or net capital gain under U.S. federal income tax principles, nor do we intend to provide U.S. holders with a PFIC Annual Information Statement. Therefore, you should not expect to be eligible to make this election.
If we are a PFIC for any taxable year during which you hold our ADSs or Class A ordinary shares and any of our non-U.S. subsidiaries is also a PFIC or we otherwise have any investment in a non-U.S. company that is treated as an equity interest in a PFIC for U.S. federal income tax purposes (any such non-U.S. subsidiary or non-U.S. company, a “lower-tier PFIC”), you will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. Because a mark-to-market election cannot be made for any lower-tier PFICs unless the shares in such lower-tier PFICs are themselves treated as marketable stock, if you make a mark-to-market election with respect to our ADSs or Class A ordinary shares, you may continue to be subject to the special tax rules discussed above (rather than the mark-to-market rules) with respect your indirect interest in any such lower-tier PFIC. You are urged to consult your tax advisors about the application of the PFIC rules to any lower-tier PFIC.
You will generally be required to file IRS Form 8621 if you hold our ADSs or Class A ordinary shares in any year in which we are classified as a PFIC. You are urged to consult your tax advisors concerning the U.S. federal income tax consequences of holding ADSs or Class A ordinary shares if we are considered a PFIC in any taxable year.
Information Reporting and Backup Withholding
In general, information reporting will apply to dividends in respect of our ADSs or Class A ordinary shares and the proceeds from the sale, exchange or other disposition of our ADSs or Class A ordinary shares that are paid to you within the United States (and in certain cases, outside the United States), unless you establish that you are an exempt recipient such as a corporation. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number and a certification that you are not subject to backup withholding or if you fail to report in full dividend and interest income.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.
Certain U.S. holders are required to report information relating to our ADSs or Class A ordinary shares, subject to certain exceptions (including an exception for ADSs or Class A ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax returns for each year in which they hold the ADSs or Class A ordinary shares. Significant penalties can apply if you are required to file this form and you fail to do so. You are urged to consult your own tax advisors regarding this and other information reporting requirements relating to your ownership of the ADSs or Class A ordinary shares.

LEGAL MATTERS
We are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters of United States federal securities and New York state law. Certain legal matters of United States federal securities and New York state law in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP. The validity of the Class A ordinary shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by King & Wood Mallesons and for the underwriters by Fangda Partners. Simpson Thacher & Bartlett LLP and Conyers Dill & Pearman may rely upon King & Wood Mallesons with respect to matters governed by PRC law. Latham & Watkins LLP may rely upon Fangda Partners with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of GDS Holdings Limited as of December 31, 2023 and 2024, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
The office of KPMG Huazhen LLP is located at 25th Floor, Tower II, Plaza 66, 1266 Nanjing West Road, Shanghai, People’s Republic of China.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the internet at the SEC’s website at www.sec.gov.
This prospectus supplement is part of a registration statement we filed with the SEC, using a shelf registration process under the Securities Act, relating to the securities to be offered. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.
Our principal executive offices are located at F4/F5, Building C, Sunland International, No. 999 Zhouhai Road, Pudong, Shanghai 200137, People’s Republic of China. Our telephone number at this address is +86-21-2029-2200. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our telephone number at this address is +1 (345) 949 1040. We also have regional offices in Suzhou, Beijing, Chengdu, Shenzhen, Guangzhou and Hong Kong. Investors should submit any inquiries to the address and telephone number of our principal executive offices set forth above.
Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168, U.S.A.

PROSPECTUS
GDS Holdings Limited
CLASS A ORDINARY SHARES

We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.
In addition, from time to time, the selling shareholders to be named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. The selling shareholders may sell our Class A ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of our Class A ordinary shares or ADSs by the selling shareholders.
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities granted to them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 36 of this prospectus.
The ADSs are listed on the Nasdaq Global Market under the symbol “GDS.” On May 23, 2025, the last reported sale price of the ADSs on the Nasdaq Global Market was US$28.50 per ADS. Our ordinary shares are listed on the Hong Kong Stock Exchange under the stock code “9698.” On May 27, 2025, the last reported trading price of our ordinary shares on the Hong Kong Stock Exchange was HK$27.50 per share.
Our outstanding share capital consists of Class A ordinary shares and Class B ordinary shares. The rights of the holders of our Class A ordinary shares and our Class B ordinary shares are virtually identical other than with respect to voting, conversion and director nomination rights. Each of our Class A and Class B ordinary shares is entitled to one vote per share except that each Class B ordinary share is entitled to 20 votes with respect to (i) the election of a simple majority of our directors and (ii) any change to our Articles of Association that would adversely affect the rights of the holders of Class B ordinary shares at general meetings of our shareholders. Each Class B ordinary share is convertible at any time into one Class A ordinary share. For so long as Mr. William Wei Huang, the founder, chairman of the board, and chief executive officer of our company, continues to have beneficial ownership in not less than 2.75% of the then issued share capital of our company on an as converted basis (subject to certain exclusions), the holders of Class B ordinary shares will also have the right to nominate five directors to our board of directors, which directors shall be subject to the voting arrangements described above. See “Description of Share Capital.”

Investing in these securities involves a high degree of risk. You should carefully consider the risks and uncertainties discussed under the heading “Risk Factors” included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus.
GDS Holdings Limited is not an operating company in mainland China, but instead is a Cayman Islands holding company. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in telecommunications-related businesses, including the provision of value-added telecommunications services, or VATS. Our internet data center businesses are classified as VATS by the PRC government. Accordingly, we operate substantially all of these business operations in mainland China through the consolidated variable interest entities, or VIEs, and their subsidiaries, as well as through our subsidiaries, and rely on contractual arrangements to control the business operations of the consolidated VIEs. GDS Holdings Limited has no equity ownership in the consolidated VIEs. As used in this prospectus, “GDS,” “our company,” “the Company,” “we,” “our” or “us” refers to GDS Holdings Limited, a company incorporated in the Cayman Islands with limited liability on December 1, 2006 and, where the context requires, its consolidated subsidiaries and the consolidated affiliated entities, including the VIEs and their subsidiaries, from time to time. Investors in the ADSs are not purchasing an equity interest in the consolidated VIEs and their subsidiaries in mainland China, but instead are purchasing an equity interest in a Cayman Islands holding company and its subsidiaries (excluding the VIEs and their subsidiaries).
Our corporate structure is subject to risks associated with our contractual arrangements with the consolidated VIEs. These contractual arrangements may not be as effective as direct ownership in providing us with control over the consolidated VIEs and we may have to incur substantial costs and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. The enforceability of the agreements under the contractual arrangements has not been tested in a court of law. There are also uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to the contractual arrangements. If our corporate structure or contractual arrangements were found to be in violation of any existing or future PRC laws or regulations, we could be subject to severe penalties, and the relevant regulatory authorities would have discretion in dealing with such violations. As a result, we would be unable to direct the activities of the consolidated VIEs and their subsidiaries, receive their economic benefits and/or claim our contractual control rights over the assets of the VIEs and their subsidiaries that conduct substantially all of our operations in mainland China, we would no longer be able to consolidate such VIEs and their subsidiaries in our consolidated financial statements in accordance with U.S. GAAP, which would likely materially and adversely affect our financial condition and results of operations, and cause the value of our securities to significantly decline or become worthless. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2024 (the “2024 Form 20-F”), which is incorporated by reference in this prospectus.
In addition, we face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data security and protection, which may impact our ability to conduct certain businesses, accept foreign investments or financing, or list on a United States, Hong Kong or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ADSs, impact our ability to offer or continue to offer securities to investors, or cause the value of our securities to significantly decline or become worthless. For more details of the risks we face related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in the People’s Republic of China” in our 2024 Form 20-F.
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, as amended by the Consolidated Appropriations Act, 2023, if we have retained a registered public accounting firm to issue an audit report where the registered public accounting firm has a branch or office that is located in a foreign jurisdiction and the Public Company Accounting Oversight Board, or the PCAOB, has determined that it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, the Securities and Exchange Commission, or the SEC, will identify us as a “covered issuer,” or SEC-identified issuer; and if we were to be identified as an SEC-identified issuer for two consecutive years, the SEC would prohibit our securities (including our shares or ADSs) from being traded on a national securities exchange or in the over-the-counter trading market in the United States. In December 2021, the PCAOB made its determinations, or the 2021 determinations, pursuant to the HFCA Act that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, including our auditor. In December 2022, the PCAOB vacated the previous 2021 determinations, and as a result, our auditor is no longer a registered public accounting firm that the PCAOB is unable to inspect or investigate completely as of the date of our 2024 Form 20-F or at the time of issuance of the audit report included therein. As such, we do not expect to be identified as an SEC-identified issuer following the filing of our 2024 Form 20-F. However, the PCAOB may change its determinations under the HFCA Act at any point in the future. In particular, if the PCAOB finds its ability to completely inspect and investigate registered public accounting firms headquartered in mainland China or Hong Kong is obstructed by the PRC authorities in any way in the future, the PCAOB may act immediately to consider the need to issue new determinations consistent with the HFCA Act. We cannot assure you that the PCAOB will always have complete access to inspect and investigate our auditor, or that we will not be identified as an SEC-identified issuer again in the future. If we are identified as an SEC-identified issuer again in the future, we cannot assure you that we will be able to change our auditor or take other remedial measures in a timely manner, and if we were to be identified as an SEC-identified issuer for two consecutive years, we would be delisted from Nasdaq and our securities (including our shares and ADSs) will not be permitted for trading “over-the-counter” either. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in the People’s Republic of China — The audit report included in this annual report is prepared by an auditor which the U.S. Public Company Accounting Oversight Board was unable to inspect and investigate completely before 2022 and, as such, our investors had been deprived of the benefits of such inspections in the past, and may be deprived of the benefits of such inspections in the future” and “— If the PCAOB determines that it is unable to inspect or investigate completely our auditor at any point in the future, our ADSs may be prohibited from trading in the United States under the HFCA Act, as amended, and any such trading prohibition on our ADSs or threat thereof may materially and adversely affect the price of our ADSs and value of your investment” in our 2024 Form 20-F.
GDS Holdings Limited is a holding company with no material operations of its own. As a result, although other means are available for us to obtain financing at the holding company level, our company’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our subsidiaries. Under PRC laws and regulations, our subsidiaries and the VIEs and their subsidiaries incorporated in mainland China are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by the State Administration of Foreign Exchange of the PRC. In addition, under PRC laws, GDS Holdings Limited may provide funding to our mainland China subsidiaries only through capital contributions or intercompany loans, and to our VIEs and their subsidiaries only through intercompany loans, subject to satisfaction of applicable government registration and approval requirements. For a detailed description of how cash is transferred through our organization, see “Item 3. Key Information — Cash Flows through our Organization” in our 2024 Form 20-F.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or the prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and the applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information About Us.” In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“ADSs” are to our American depositary shares, each of which represents eight Class A ordinary shares, and “ADRs” are to the American depositary receipts that evidence our ADSs;

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“Articles” or “Articles of Association” are to our Articles of Association (as amended from time to time), adopted by way of a special resolution passed on June 5, 2023 and effective on June 5, 2023;

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“CCASS” are to the Central Clearing and Settlement System established and operated by Hong Kong Securities Clearing Company Limited, a wholly-owned subsidiary of Hong Kong Exchanges and Clearing Limited;

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“China” and the “PRC” are to the People’s Republic of China;

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“Class A ordinary shares” are to Class A ordinary shares in the share capital of our company with a par value of US$0.00005 each, conferring a holder of a Class A ordinary share to one vote per share on any resolution tabled at our general meeting;

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“Class A shareholder(s)” are to holder(s) of Class A ordinary shares;

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“Class B ordinary shares” are to Class B ordinary shares in the share capital of our company with a par value of US$0.00005 each, conferring weighted voting rights in our company such that a holder of a Class B ordinary share is entitled to 20 votes per share on resolutions tabled at our general meeting for (i) the election or removal of a simple majority of our directors; and (ii) any change to our Articles of Association that would adversely affect the rights of Class B shareholders, and which are convertible into Class A ordinary shares, and will automatically convert into Class A ordinary shares under certain circumstances;

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“Class B shareholder(s)” are to holder(s) of Class B ordinary shares;

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“customers” are to the end users of our company’s services;

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“DayOne” is to DayOne Data Centers Limited, formerly named DigitalLand Holdings Limited, or “GDS International” or “GDSI”. GDSI is a company incorporated in the Cayman Islands with limited liability on May 18, 2022, which was the holding company of our consolidated subsidiaries and affiliated entities conducting international business and operations outside of mainland China. On December 31, 2024, GDSI ceased to be our consolidated subsidiary and, as of that date, we owned approximately 35.6% of the equity interest of GDSI. On January 1, 2025, GDSI rebranded itself as “DayOne”. We refer to the business and/or entity of DayOne in this prospectus as “DayOne”;

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“DTC” are to The Depository Trust Company, the central book-entry clearing and settlement system for equity securities in the United States and the clearance system for our ADSs;

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“Exchange Act” are to the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

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“foreign private issuer” are to such term as defined in Rule 3b-4 under the Exchange Act;

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“GDS,” “our company,” “the Company,” “we,” “our” or “us” are to GDS Holdings Limited, a company incorporated in the Cayman Islands with limited liability on December 1, 2006 and, where the context requires, its consolidated subsidiaries and the consolidated affiliated entities, including the VIEs and their subsidiaries, from time to time;

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“HK$” are to Hong Kong dollars, the lawful currency of Hong Kong;

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“Hong Kong” are to the Hong Kong Special Administrative Region of the PRC;

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“Hong Kong Listing Rules” are to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended or supplemented from time to time;

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“Hong Kong Share Registrar” are to Computershare Hong Kong Investor Services Limited;

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“Hong Kong Stock Exchange” are to The Stock Exchange of Hong Kong Limited;

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“Memorandum” or “Memorandum of Association” are to our memorandum of association (as amended from time to time);

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“net floor area” are to the total internal area of the computer rooms within each data center where customers can house, power and cool their computer systems and networking equipment;

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“ordinary shares” are to, collectively, our Class A ordinary shares and Class B ordinary shares, par value US$0.00005 per share;

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“PCAOB” are to the Public Company Accounting Oversight Board;

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“SEC” are to the United States Securities and Exchange Commission;

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“Securities Act” are to the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

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“shareholder(s)” are to holder(s) of ordinary shares and, where the context requires, ADSs;

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“sqm” are to square meters;

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“STT Garnet” are to STT Garnet Pte. Ltd. (a company incorporated with limited liability in Singapore and a wholly-owned subsidiary of STT Communications Ltd, which is a wholly-owned subsidiary of Singapore Technologies Telemedia Pte Ltd, which is a wholly-owned subsidiary of Temasek Holdings (Private) Limited);

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“Tier 1 markets” are to the areas in and around the cities of Shanghai, Beijing, Shenzhen, Guangzhou, Hong Kong, Chengdu and Chongqing;

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“U.S.” or “United States” are to the United States of America, its territories, its possessions and all areas subject to its jurisdiction;

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“U.S. GAAP” are to accounting principles generally accepted in the United States;

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“US$,” “U.S. dollars,” or “dollars” are to the legal currency of the United States;

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“variable interest entities,” “VIE” or “VIEs” are to the variable interest entities that are 100% owned by PRC citizens or by PRC entities owned by PRC citizens, where applicable, that hold the VATS licenses, or other business operation licenses or approvals, in which foreign investment is restricted or prohibited, and are consolidated into our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries; and

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“VATS” are to value-added telecommunications services.

Unless specifically indicated otherwise or unless the context otherwise requires, all references to our ordinary shares exclude Class A ordinary shares issuable upon (i) conversion of our convertible senior notes and (ii) conversion of our convertible preferred shares.
We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us and our industry. These forward looking statements are made under the “safe harbor” provision under Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated by reference are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” included in documents we file from time to time with the SEC, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 (incorporated by reference herein). In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The forward-looking statements included or incorporated by reference in this prospectus relate to, among others:
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our goals and strategies;

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our expansion plans;

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our future business development, financial condition and results of operations;

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the expected growth of the data center and cloud services market;

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our expectations regarding demand for, and market acceptance of, our services;

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our expectations regarding keeping and strengthening our relationships with customers;

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the completion of any proposed acquisition transactions, including the regulatory approvals and other conditions that must be satisfied or waived in order to complete the acquisition transactions;

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international trade policies, protectionist policies and other policies that could place restrictions on economic and commercial activity;

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general economic and business conditions in the regions where we operate; and

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assumptions underlying or related to any of the foregoing.

In addition, any projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the heading “Risk Factors” included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus. You should not place undue reliance on these forward-looking statements.
The forward-looking statements made in this prospectus and the documents incorporated by reference relate only to events or information as of the date on which the statements are made in this prospectus or the date of the incorporated document, as applicable. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we have referred to in this prospectus and have filed as exhibits to this registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

OUR COMPANY
We are a leading developer and operator of high-performance data centers in China. In addition, we have a significant minority investment in DayOne, our equity investee, which develops and operates data centers in Southeast Asia and Northeast Asia. Accordingly, we derive shareholder value from our consolidated business in China and from our deconsolidated, but highly material, equity investment in DayOne.
Our facilities in mainland China are strategically located in primary economic hubs where demand for high-performance data center services is concentrated. Our data centers are designed and configured as high-performance data centers with large net floor area and power capacity, high power density and efficiency, and multiple redundancy across all critical systems. We are carrier and cloud neutral, which enables our customers to access all the major telecommunications networks, as well as the largest PRC and global public clouds which we host in many of our facilities.
We offer colocation and managed services, including direct private connection to leading public clouds, an innovative service platform for managing hybrid clouds. Our innovative and unique platform of interconnected data centers enables cloud service providers to expand in a flexible way in their key markets, and also enables enterprises to deploy their hybrid clouds in close proximity to the networked nodes of leading public clouds.
We have a 24-year track record of service delivery, successfully fulfilling the requirements of some of the largest and most demanding customers for outsourced data center services. As of December 31, 2024, we had an aggregate net floor area of 613,583 sqm in service, 91.9% of which was committed by customers, and an aggregate net floor area of 102,691 sqm under construction, 64.1% of which was pre-committed by customers.
We believe the market for high-performance data center services in mainland China continues to grow at a strong underlying rate. Demand is driven by rapid growth in the volume of data created, transmitted, processed and stored as a result of the accelerating trend of digital transformation and the rising adoption of new technologies such as cloud computing, 5G, artificial intelligence, big data, machine learning, blockchain, internet of things, augmented and virtual reality, e-payments and digital currency. This has been strongly endorsed and further encouraged by the PRC government policies which consistently and actively support technology-driven development and the growth of the digital economy. The PRC government has promoted the concept of “new infrastructure” which includes, among other things, largescale data centers, artificial intelligence and industrial internet. The PRC government has rolled out plan for overall layout of the country’s digital development. According to the plan, important progress will be made in the construction of a digital China by 2025, with effective interconnectivity in digital infrastructure, a significantly improved digital economy, and major breakthroughs achieved in digital technology innovation. A newly formed National Bureau of Data will be responsible for overall coordination and promoting the development of digital China.
Our platform of interconnected data centers and secured expansion capacity is strategically located to address this growing demand. We develop and operate our data centers predominantly in and around Shanghai, Beijing, Shenzhen, Guangzhou, and Chengdu/Chongqing, the primary financial, commercial, industrial and communications hubs in each region. We refer to the areas in and around these hubs as Tier 1 markets. Our customers typically use our data centers in Tier 1 markets to house their mission-critical, latency-sensitive data and applications. Our data locations provide convenient access for our customers and, furthermore, the extensive multi-carrier telecommunications networks in these markets enable our customers to enhance the performance and lower the cost of connectivity to our facilities.
In the past, our data centers were mainly clustered in key urban districts within each Tier 1 market in accordance with customer preference. In order to keep pace with demand and overcome the challenge of creating new supply, we are also developing more data centers at strategy locations on the outer edge of these markets, including on campuses we can expand capacity in multiple phases. These outer edge developments, which we still consider Tier 1 markets, enable our hyperscale customers to fulfill their requirement for larger developments of IT capacity on a single site and to upscales over time, while remaining within acceptable parameters for network latency. In addition to our presence in Tier 1 markets, we also build, operate and transfer data centers at other locations selected by our customers in order to house their offline and less critical data and applications in lower cost areas where, at times, renewable energy sources are also accessible.
In recent years, we have seen strong growth in demand for high-performance data center services internationally. We believe that a significant part of this demand originates from the top tier of China and global technology companies, with many of which we have existing customer relationships. In order to better serve our customers’ requirements, we established DayOne in 2022, with its corporate headquarters in Singapore and its own dedicated management. In order to optimize performance, DayOne has transitioned within a short period of time to become independent of GDS with a strong and diversified shareholder base consisting of leading global investors. Following the closing of DayOne’s Series B equity financing on December 31, 2024, we owned approximately 35.6% of the equity interest of DayOne in the form of ordinary shares on an as-converted basis, and therefore no longer consolidate DayOne for accounting purposes.
From its inception, DayOne focused on creating a new global data center hub known as SIJORI, which integrates Singapore, Johor in Malaysia, and the Riau Islands in Indonesia. Building on its success in SIJORI, DayOne is entering the Tokyo and Greater Bangkok markets with new developments. DayOne also has a presence in Hong Kong. As of December 31, 2024, DayOne had total power committed of 469 MW, power capacity in service of 132 MW, power capacity under construction of 369 MW, and power utilized of 123 MW.
From our inception, we have built up our own in-house data center design capability, which we believe is unparalleled in the industry. We were one of the first movers in developing high-performance data centers in mainland China, anticipating the trend for IT to become increasingly mission-critical, and then in combining high availability with larger net floor area and power capacity to meet the unprecedented requirements of hyperscale cloud service providers and large internet companies. Our data centers are largescale, highly reliable and highly efficient facilities that provide a flexible, modular and secure operating environment in which our customers can house, power and cool the computer systems and networking equipment that support their mission-critical IT. We install high power density (which refers to the ratio of power capacity to net floor area) and optimize power usage efficiency, which enables our customers to deploy their IT systems more efficiently and reduce their operating and capital costs. As a result of our advanced data center design, high technical specifications and robust operating procedures, we are able to make service level commitments related to service availability and other key metrics that meet our customers’ required standards. Within our data centers, we have also developed an innovative service platform to assist our enterprise customers to integrate and control every aspect of their hybrid cloud computing environment across their private servers and one or more public cloud service providers. As of December 31, 2024, we served 926 customers, including PRC and global hyperscale cloud service providers and large internet companies, a diverse community of financial institutions, telecommunications carriers and IT service providers and large domestic private sector and multinational corporations, many of which are leaders in their respective industries. We host the largest public cloud platforms operating in mainland China, some of which are present in multiple GDS data centers. Agreements with our hyperscale cloud service provider and large internet customers generally have terms of three to ten years, while agreements with our financial institution and enterprise customers typically have terms of one to five years.

CORPORATE INFORMATION
Our principal executive offices are located at F4/F5, Building C, Sunland International, No. 999 Zhouhai Road, Pudong, Shanghai 200137, People’s Republic of China. Our telephone number at this address is +86-21-2029-2200. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Investors should submit any inquiries to the address and telephone number of our principal executive offices set forth above.
Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

RISK FACTORS
Any investment in our securities involves a high degree of risk. You should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the heading “Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2024, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company with limited liability and our affairs are governed by our Memorandum and Articles of Association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital was US$175,100 divided into 3,502,000,000 ordinary shares of a par value of US$0.00005 each, of which 3,300,000,000 are designated as Class A ordinary shares, 200,000,000 are designated as Class B ordinary shares and 2,000,000 are designated as preferred shares. As of the date of this prospectus, there are 1,511,590,567 Class A ordinary shares (including 70,923,856 Class A ordinary shares issued and held by JPMorgan Chase Bank, N.A., as depositary, which are reserved for future delivery upon exercise or vesting of share awards granted under our share incentive plan), 43,590,336 Class B ordinary shares and 150,000 Series A convertible preferred shares issued, fully-paid and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.
The following are summaries of material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our ordinary shares. The following summary is not complete, and you should read our Memorandum and Articles of Association, which were filed with the SEC as Exhibit 3.1 to our current report on the Form 6-K on June 5, 2023.
Registered Office, Entry Number and Objects
Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. We were incorporated as an exempted company under the laws of the Cayman Islands in 2006 and our incorporation number is 178332. The Memorandum of Association provides, inter alia, that the liability of each of the members of our company is limited to the amount from time to time unpaid on such member’s shares. The objects for which our company is established are unrestricted, and we shall have full power and authority to carry out any object not prohibited or limited by the Companies Act.
Board of Directors
See “Item 6. Directors, Senior Management and Employees — C. Board Practices — Duties of Directors” and “— Appointment, Nomination and Terms of Directors” in our 2024 Form 20-F, which is incorporated by reference in this prospectus.
Ordinary Shares
General.   All of our outstanding ordinary shares are fully paid and non-assessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof). Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Act and to the Articles of Association.
Voting Rights.
Class A ordinary shares and Class B ordinary shares carry equal rights, generally rank pari passu with one another and are entitled to one vote per share at general meetings of shareholders, except for only the following matters at general meetings of shareholders, with respect to which Class B ordinary shares are entitled to 20 votes per share: (i) the election of a simple majority of our directors; and (ii) any change to our Articles of Association that would adversely affect the rights of Class B shareholders. Class B ordinary shares are convertible into Class A ordinary shares, and will automatically convert into Class A ordinary shares under certain circumstances. Any Class A ordinary shares which Mr. William Wei Huang, our founder, chairman and chief executive officer, directly or indirectly acquires will be converted into Class B ordinary shares.

Voting at any meeting of shareholders is by way of a poll, unless the chairman allows a vote by show of hands on a resolution which relates purely to a procedural or administrative matter. Procedural and administrative matters are those that are not on the agenda of the general meeting and relate to the chairman’s duties to maintain the orderly conduct of the meeting or allow the business of the meeting to be properly and effectively dealt with, while affording all shareholders a reasonable opportunity to express their views.
Pursuant to our Articles of Association the following matters will be subject to ordinary resolution of the shareholders, with Class A ordinary shares and Class B ordinary shares each being entitled to one vote per share: (i) the election of two independent directors nominated by our nominating and corporate governance committee; (ii) any allotment or issuance of any of our shares or securities (in any 12-month period, whether in a single transaction or a series of transactions) equal to 10% or more of our share capital, or 10% or more of our voting power, prior to such allotment or issuance (without regard to any exemption from shareholder approval available under the Nasdaq Stock Market Rules); and (iii) any disposition of all, or 10% or more, of our undertakings or assets, as defined in our Articles of Association.
Subject to the abovementioned matters at general meetings of shareholders with respect to which Class B ordinary shares are entitled to 20 votes per share, an ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than 75% of votes cast attached to the ordinary shares. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and Articles of Association.
Where any shareholder is, under the Hong Kong Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted.
Conversion.   Class B ordinary shares are convertible into Class A ordinary shares. All Class B ordinary shares are subject to automatic conversion into Class A ordinary shares on the same business day as the first to occur of the following: (i) Mr. William Wei Huang ceasing to have beneficial ownership (as such term is interpreted pursuant to applicable U.S. securities laws and rules, regulations and forms promulgated thereunder by the SEC), in aggregate, of not less than two point seventy-five per cent (2.75%) of our issued and outstanding share capital on an as-converted basis; (ii) the Foreign Investment Law in the form implemented does not require that our VIE entities as it relates to VIE entities be owned or controlled by PRC nationals or entities; (iii) the PRC law no longer requires the conduct of the businesses carried out, or contemplated to be carried out, by us in the PRC, be owned or controlled by PRC nationals or entities; (iv) the promulgation of the Foreign Investment Law as it relates to VIE entities is abandoned by the relevant authorities in the PRC; or (v) the relevant authorities in the PRC approve our VIE structure without the need for our VIE entities to be controlled by PRC nationals or entities; provided, however, that the Class B ordinary shares shall not be automatically converted upon ceasing to constitute two point seventy-five per cent (2.75%) of our issued and outstanding share capital on an as-converted basis if 75% of the board of directors resolve that such automatic conversion shall, in their opinion, result in our failing to comply with any applicable foreign ownership restrictions under PRC law. Class B shareholders may elect to convert any or all of their Class B ordinary shares into Class A ordinary shares. Each Class B ordinary share is generally convertible into one Class A ordinary share, or at a conversion rate of 1:1. However, if and when the nominal amount of one Class A ordinary share changes by reason of consolidation or sub-division, the applicable conversion rate of Class B ordinary shares into Class A ordinary shares shall equal the quotient of the revised nominal amount, divided by the former nominal amount, of one Class A ordinary share.
Transfer of Ordinary Shares.
Subject to the restrictions contained in our Articles of Association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Class B ordinary shares may not be assigned or transferred in whole or in part by a holder or such holder’s affiliate. Class B ordinary shares must be converted into Class A ordinary shares prior to any such assignment or transfer.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share in the circumstances set out in our Memorandum and Articles of Association. Our board of directors may also decline to register any transfer of any ordinary share unless:

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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

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the ordinary shares transferred are fully paid and free of any lien in favor of us; and

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any fee related to the transfer has been paid to us; and

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the transfer is not to more than four joint holders.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
Liquidation.   On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption of Ordinary Shares.   Subject to the provisions of the Companies Act and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including out of capital, as may be determined by the board of directors.
Variations of Rights of Shares
If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of 75% of the votes cast of all of the shares in that class at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares
General Meetings of Shareholders
Shareholders’ meetings may be convened by a majority of our board of directors or our chairman. Advance notice of at least 21 calendar days is required for the convening of our annual general shareholders’ meeting, and advance notice of at least 14 calendar days is required for the convening of any extraordinary general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy or by duly authorized representative, representing not less than one-third in nominal value of the total issued voting shares in our company, save that for any general meeting requisitioned according to Article 58(2)(iv), two shareholders entitled to vote and present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than 10% of the aggregate voting power in the Company throughout the meeting shall form a quorum.
Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our Class A shareholders (excluding STT Garnet and its controlled affiliates) holding shares representing in aggregate not less than one-third of the issued and outstanding Class A ordinary shares of our company (calculated excluding Class A ordinary shares beneficially owned by STT Garnet or its controlled affiliates), or any one or more shareholders holding at the date of deposit of the requisition not less than 10% of the voting rights, on a one vote per share basis, in the share capital of the Company, to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not requisitioned by such shareholders. When STT Garnet no longer has any director appointment right as described herein, STT Garnet will be eligible for the same right to requisition a shareholder meeting described above on the same terms as other Class A ordinary shareholders, where the one-third of the Class A ordinary shares will then be calculated based upon all Class A ordinary shares issued and outstanding. STT Garnet and the Class B shareholders also have the right to requisition a general meeting insofar as is necessary to exercise and protect their respective nomination and appointment rights.
Inspection of Books and Records
Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will in our Articles provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements. See “Where You Can Find More Information About Us.”
Anti-Takeover Provisions in the Memorandum and Articles of Association.
Some provisions of our Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.
Changes in Capital
We may from time to time by ordinary resolution:
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increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

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consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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sub-divide our existing shares, or any of them into shares of a smaller amount; or

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cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.
Certain Enumerated Rights under Our Articles of Association
Appointment Rights
Our Articles of Association provide that for so long as STT Garnet beneficially owns: not less than 25% of our issued and outstanding share capital, they may appoint three directors to our board of directors, including our vice-chairman; less than 25%, but not less than 15%, of our issued and outstanding share capital, they may appoint two directors to our board of directors, including our vice-chairman; and less than 15%, but not less than 8%, of our issued and outstanding share capital, they may appoint one director to our board of directors, including our vice-chairman, none of which appointments will be subject to a vote by our shareholders. Our Articles of Association also provide that for so long as STT Garnet has the right to appoint one or more directors to our board of directors, any change in the total number of directors on our board shall require the approval of the director or directors appointed by STT Garnet. The above rights of STT Garnet may not be amended without the approval of STT Garnet.
Our Articles of Association further provide that for so long as there are Class B ordinary shares outstanding, if any of the directors nominated by or subject to election by Class B shareholders at 20 votes per share (i) is not elected or (ii) ceases to be a director, then the Class B shareholders may appoint an interim replacement for each such director. As of and after such time as there cease to be any Class B ordinary shares outstanding, and for so long as Mr. William Wei Huang continues to have beneficial ownership in not less than 2% of our then issued share capital, subject to certain exclusions, Mr. William Wei Huang may appoint one director (which is intended to be Mr. William Wei Huang) to our board of directors. Such appointments will not be subject to a vote by our shareholders. Any person so appointed shall hold office until the next general meeting of our shareholders and be subject to re-nomination and re-election at such meeting.
Nomination Rights
Our Articles of Association also provide that for so long as Mr. William Wei Huang continues to have beneficial ownership (as such term is interpreted pursuant to applicable U.S. securities laws and rules, regulations and forms promulgated thereunder by the SEC), in aggregate, of not less than two point seventy-five per cent (2.75%) of our issued and outstanding share capital on an as-converted basis, subject to certain exclusions, the Class B shareholders shall have the right to nominate five of our directors, all of whom will be subject to a vote at general meetings of our shareholders and with respect to whom Class B ordinary shares will be entitled to 20 votes per share. If any of the directors nominated by or subject to election by the Class B shareholders at 20 votes per share (i) is not elected or (ii) ceases to be a director, then Mr. Huang may appoint another person to serve in the stead of such director. Any person so appointed shall hold office until the next general meeting of our shareholders and be subject to re-nomination and re-election at such meeting.
Exempted Company
We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
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an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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an exempted company’s register of members is not open to inspection;

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an exempted company does not have to hold an annual general meeting;

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an exempted company may issue no par value, negotiable or bearer shares;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as a limited duration company; and

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an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently comply with the Nasdaq Stock Market Rules in lieu of following home country practice. The Nasdaq Stock Market Rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, our Articles of Association allow directors to call special meeting of shareholders pursuant to the procedures set forth in our Articles.

Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.
Mergers and Similar Arrangements.
The Companies Act permits mergers between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. In order to effect such a merger, the directors of each constituent company must approve a written plan of merger, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger will be given to the members and creditors of each constituent company and that notification of the merger will be published in the Cayman Islands Gazette. Court approval is not required for a merger which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number, representing 75 per cent. in value of each class of shareholders and creditors with whom the arrangement is to be made. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a take over offer is made and accepted by holders of 90% of the shares the subject of the offer within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned or general offer is made and accepted, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.
Shareholders’ Suits.
In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:
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a company acts or proposes to act illegally or ultra vires;

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association permit indemnification of officers and directors for actions, costs, charges, losses, damages and expenses incurred by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Memorandum and Articles of Association expressly provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
Cayman Islands law does not provide for the right for shareholders to requisition a shareholders’ meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our Memorandum and Articles of Association allow shareholder requisitions of general meetings under certain circumstances.
Cumulative Voting.
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, subject to the enumerated appointment and nomination rights provided to certain of our shareholders, any director (other than Mr. William Wei Huang (for so long as he is a director) and any directors appointed by STT Garnet) may be removed by way of a special resolution of the shareholders.
Transactions with Interested Shareholders.
The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up.
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under our Memorandum and Articles of Association, the Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up, or our company may be dissolved, liquidated or wound up by the vote of holders of seventy five per cent. of our shares voting at a meeting.
Variation of Rights of Shares.
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class and only with the approval of the holders of such class.
Amendment of Governing Documents.
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by special resolution.
Rights of Non-Resident or Foreign Shareholders.
There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares.
Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
General
JPMorgan Chase Bank, N.A., acts as the depositary for the ADSs. Each ADS represents an ownership interest in eight (8) Class A ordinary shares deposited with the custodian, as agent of the depositary. Each ADS also represents an ownership interest in any other securities, cash or other property which may be held by the depositary. Unless certificated American depositary receipts, or ADRs, are specifically requested by you, all ADSs are issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.
The depositary’s office is located at JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 11, New York, New York 10179.
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.
As an ADR holder, we do not treat you as a shareholder of ours and you do not have any shareholder rights. Cayman Islands law governs shareholder rights. Because the depositary or its nominee is the shareholder of record for the Class A ordinary shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement entered into among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee is actually the registered owner of the Class A ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.
The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC’s website at http://www.sec.gov.
Share Dividends and Other Distributions
How will I receive dividends and other distributions on the Class A ordinary shares underlying my ADSs?
We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.
Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:
•
Cash.   The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•
Shares.   In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such Class A ordinary shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

•
Rights to receive additional shares.   In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i)   sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or
(ii)   if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.
•
Other Distributions.   In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.
Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.
The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.
There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and

Purchase of Security” section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.
Deposit, Withdrawal and Cancellation
How does the depositary issue ADSs?
The depositary will issue ADSs if you or your broker deposit Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such Class A ordinary shares.
Class A ordinary shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.
The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary. ADR holders thus have no direct ownership interest in the Class A ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited Class A ordinary shares. The deposited Class A ordinary shares and any such additional items are referred to as “deposited securities”.
Upon each deposit of Class A ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.
How do ADR holders cancel an ADS and obtain deposited securities?
When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying Class A ordinary shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.
The depositary may only restrict the withdrawal of deposited securities in connection with:
•
temporary delays caused by closing our transfer books or those of the depositary or the deposit of Class A ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•
the payment of fees, taxes and similar charges; or

•
compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Record Dates
The depositary may, after consultation with us if practicable, fix record dates for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):
•
to receive any distribution on or in respect of shares,

•
to give instructions for the exercise of voting rights at a meeting of holders of shares,

•
to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

•
to receive any notice or to act in respect of other matters,

all subject to the provisions of the deposit agreement.
Voting Rights
How do I vote?
If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the Class A ordinary shares which underlie your ADSs. Subject to the next sentence, as soon as practicable after receipt from us of notice of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement in respect of such meeting or solicitation of consent or proxy. The depositary shall, if we request in writing in a timely manner (the depositary having no obligation to take any further action if our request shall not have been received by the depositary at least 30 days prior to the date of such vote or meeting) and at our expense and provided no legal prohibitions exist, distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct the depositary to exercise the voting rights for the Class A ordinary shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying Class A ordinary shares or other deposited securities, to vote or to have its agents vote the Class A ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. Voting instructions will not be deemed to be received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).
We have advised the depositary that under the Cayman Islands law and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will refrain from voting and the voting instructions received by the depositary from holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs. There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.
Reports and Other Communications
Will ADR holders be able to view our reports?
The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.
Additionally, if we make any written communications generally available to holders of our Class A ordinary shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.
Fees and Expenses
The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of Class A ordinary shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.
The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing Class A ordinary shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:
•
a fee of U.S.$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

•
a fee of up to U.S.$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

•
an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•
a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Class A ordinary shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

•
a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

•
stock transfer or other taxes and other governmental charges;

•
cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of Class A ordinary shares, ADRs or deposited securities;

•
transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

•
in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion; and

•
fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

JPMorgan Chase Bank, N.A. and/or its agent may act as principal for such conversion of foreign currency. For further details see https://www.adr.com.
We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary.
The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing Class A ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.
Payment of Taxes
If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa [2009] No. 82 issued by the Chinese State Administration of Taxation (SAT) or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect thereof. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.
By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.
Reclassifications, Recapitalizations and Mergers
If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:
(1)
amend the form of ADR;

(2)
distribute additional or amended ADRs;

(3)
distribute cash, securities or other property it has received in connection with such actions;

(4)
sell any securities or property received and distribute the proceeds as cash; or

(5)
none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.
How may the deposit agreement be terminated?
The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 120th day after our notice of removal was first provided to the depositary. After the date so fixed for termination, (a) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register maintained by the depositary and (b) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a registered holder of ADRs. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a registered holder of ADRs, the depositary shall (a) instruct its custodian to deliver all Class A ordinary shares to us along with a general stock power that refers to the names set forth on the ADR register maintained by the depositary and (b) provide us with a copy of the ADR register maintained by the depositary. Upon receipt of such Class A ordinary shares and the ADR register maintained by the depositary, we have agreed to use our best efforts to issue to each registered holder a Share certificate representing the Shares represented by the ADSs reflected on the ADR register maintained by the depositary in such registered holder’s name and to deliver such Share certificate to the registered holder at the address set forth on the ADR register maintained by the depositary. After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs.
Limitations on Obligations and Liability to ADR Holders
Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs
Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:
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payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Class A ordinary shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

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the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

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compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of Class A ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of Class A ordinary shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw Class A ordinary shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of Class A ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.
The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no disclaimer of liability under the Securities Act is intended by any of the limitations of liabilities provisions of the deposit agreement. In the deposit agreement it provides that neither we nor the depositary nor any such agent will be liable if:
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any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, the People’s Republic of China (including the Hong Kong Special Administrative Region, the People’s Republic of China) or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary’s or our respective agents’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

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it exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

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it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

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it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class A ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

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it relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that the custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.
The depositary has no obligation to inform ADR holders or other holders of an interest in any ADSs about the requirements of Cayman Islands or People’s Republic of China law, rules or regulations or any changes therein or thereto.
Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by registered holders or beneficial owners on account of their ownership of ADRs or ADSs.
Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable to registered holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the Class A ordinary shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).
The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADRs.
Disclosure of Interest in ADSs
To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.
Books of Depositary
The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary.
The depositary will maintain facilities for the delivery and receipt of ADRs.
Pre-release of ADSs
In its capacity as depositary, the depositary shall not lend shares or ADSs; provided, however, that the depositary may (i) issue ADSs prior to the receipt of Class A ordinary shares and (ii) deliver Class A ordinary shares prior to the receipt of ADSs for withdrawal of deposited securities, including ADSs which were issued under (i) above but for which shares may not have been received (each such transaction a “pre-release”). The depositary may receive ADSs in lieu of Class A ordinary shares under (i) above (which ADSs will promptly be canceled by the depositary upon receipt by the depositary) and receive Class A ordinary shares in lieu of ADSs under (ii) above. Each such pre-release will be subject to a written agreement whereby the person or entity (the “applicant”) to whom ADSs or Class A ordinary shares are to be delivered (a) represents that at the time of the pre-release the applicant or its customer owns the Class A ordinary shares or ADSs that are to be delivered by the applicant under such pre-release, (b) agrees to indicate the depositary as owner of such Class A ordinary shares or ADSs in its records and to hold such Class A ordinary shares or ADSs in trust for the depositary until such Class A ordinary shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver to the depositary or the custodian, as applicable, such Class A ordinary shares or ADSs, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate. Each such pre-release will be at all times fully collateralized with cash, U.S. government securities or such other collateral as the depositary deems appropriate, terminable by the depositary on not more than five (5) business days’ notice and subject to such further indemnities and credit regulations as the depositary deems appropriate. The depositary will normally limit the number of ADSs and Class A ordinary shares involved in such pre-release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The depositary may also set limits with respect to the number of ADSs and Class A ordinary shares involved in pre-release with any one person on a case-by-case basis as it deems appropriate. The depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided in connection with pre-release transactions, but not the earnings thereon, shall be held for the benefit of the ADR holders (other than the applicant).
Appointment
In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:
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be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

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appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Conversion Between ADS and Class A Ordinary Shares
In connection with our initial public offering of Class A ordinary shares in Hong Kong, or the Hong Kong IPO, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which is maintained by our Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman share register, will continue to be maintained by our principal share registrar, Conyers Trust Company (Cayman) Limited.
All Class A ordinary shares offered in the Hong Kong IPO are registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of Class A ordinary shares registered on the Hong Kong share register are able to convert these shares into ADSs, and vice versa.
In connection with the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and Class A ordinary shares and trading between the Nasdaq and the Hong Kong Stock Exchange, we moved a portion of our issued Class A ordinary shares that are represented by ADSs from our Cayman share register to our Hong Kong share register.
Our ADSs
Our ADSs representing our Class A ordinary shares are traded on the Nasdaq Global Market, or Nasdaq. Dealings in our ADSs on Nasdaq are conducted in U.S. dollars.
ADSs may be held either:
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directly, by having a certificated ADS, or an ADR, registered in the holder’s name, or by holding in the direct registration system, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto; or

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indirectly, by holding a security entitlement in ADSs through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company.

Converting Class A Ordinary Shares Trading in Hong Kong into ADSs
An investor who holds ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on Nasdaq must deposit or have his or her broker deposit the Class A ordinary shares with the depositary’s Hong Kong custodian, JP Morgan Chase Bank, N.A., Hong Kong Branch, or the custodian, in exchange for ADSs.
A deposit of Class A ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:

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If Class A ordinary shares have been deposited with CCASS, the investor must transfer Class A ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed conversion form to the depositary via his or her broker.

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If Class A ordinary shares are held outside CCASS, the investor must arrange to deposit his or her Class A ordinary shares into CCASS for delivery to the depositary’s account with the custodian within CCASS, submit and deliver a request for conversion form to the custodian and after duly completing and signing such conversion form, and deliver such conversion form to the custodian.

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Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor or his or her broker.

For Class A ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days. For Class A ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.
Converting ADSs to Class A Ordinary Shares Trading in Hong Kong
An investor who holds ADSs and who intends to convert his/her ADSs into Class A ordinary shares to trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw Class A ordinary shares from our ADS program and cause his or her broker or other financial institution to trade such ordinary shares on the Hong Kong Stock Exchange.
An investor that holds ADSs indirectly through a broker should follow the broker’s procedure and instruct the broker to arrange for cancellation of the ADSs, and transfer of the underlying ordinary shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.
For investors holding ADSs directly, the following steps must be taken:
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To withdraw Class A ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

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Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will instruct the custodian to deliver Class A ordinary shares underlying the cancelled ADSs to the CCASS account designated by an investor.

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If an investor prefers to receive Class A ordinary shares outside CCASS, he or she must receive Class A ordinary shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register Class A ordinary shares in their own names with the Hong Kong Share Registrar.

For Class A ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days. For Class A ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the Class A ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.
Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancellations. In addition, completion of the above steps and procedures is subject to there being a sufficient number of Class A ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of Class A ordinary shares on the Hong Kong share register to facilitate such withdrawals.

Depositary Requirements
Before the depositary issues ADSs or permits withdrawal of ordinary shares, the depositary may require:
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production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancellations of ADSs generally when the transfer books of the depositary or our Hong Kong or Cayman Share Registrars are closed or at any time if the depositary or we determine it advisable to do so or if it would violate any applicable law or the Depository’s policies and procedures.
All costs attributable to the transfer of Class A ordinary shares to effect a withdrawal from or deposit of ordinary shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of ordinary shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate cancelled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of Class A ordinary shares and ADSs must pay up to US$5.00 (or less) per 100 ADSs for each issuance of ADSs and each cancellation of ADSs, as the case may be, in connection with the deposit of Class A ordinary shares into, or withdrawal of Class A ordinary shares from, our ADS program.
Governing Law
The deposit agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, (i) any action based on the deposit agreement or the transactions contemplated thereby may be instituted by the depositary in any competent court in the Cayman Islands, Hong Kong, the People’s Republic of China and/or the United States, (ii) the depositary may, in its sole discretion, elect to institute any action, controversy, claim or dispute directly or indirectly based on, arising out of or relating to the deposit agreement or the ADRs or the transactions contemplated thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and owners of interests in ADSs), by having the matter referred to and finally resolved by an arbitration conducted under the terms described below, and (iii) the depositary may in its sole discretion require that any action, controversy, claim, dispute, legal suit or proceeding brought against the depositary by any party or parties to the deposit agreement (including, without limitation, by ADR holders and owners of interests in ADSs) shall be referred to and finally settled by an arbitration conducted under the terms described below. Any such arbitration shall be conducted in the English language either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL).
By holding an ADS or an interest therein, registered holders of ADRs and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.
Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. In addition, most of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors.
We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.
Conyers Dill & Pearman, our counsel as to Cayman Islands law, and King & Wood Mallesons, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States and (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
Conyers Dill & Pearman has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.
In addition, Conyers Dill & Pearman has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the Cayman Islands will generally recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.
King & Wood Mallesons has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. King & Wood Mallesons has advised us further that under PRC law, a foreign judgment, which does not otherwise violate basic legal principles, state sovereignty, safety or social public interest, may be recognized and enforced by a PRC court, based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. As there exists no treaty or other form of reciprocal arrangement between China and the United States governing the recognition and enforcement of judgments as of the date of this registration statement, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty on whether and on what basis a PRC court will recognize or enforce a judgment ruled by a United States court.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

SELLING SHAREHOLDERS
Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell some or all of the shares of our Class A ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell shares of our Class A ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of some or all of our Class A ordinary shares held by them in transactions exempt from the registration requirements of the Securities Act.
We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder, the number of shares of our ordinary shares beneficially owned by such selling shareholder and the number of our Class A ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and the selling shareholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information, if applicable:
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the terms of the offering;

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the names of any underwriters, dealers or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any offering price to the public;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any commissions paid to agents.

Sale through underwriters or dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct sales and sales through agents
We and the selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us and the selling shareholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We and the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts
If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market making, stabilization and other transactions
Unless the applicable prospectus supplement states otherwise or the shares are offered by the selling shareholders, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling shareholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative transactions and hedging
We, the selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, the selling shareholders or others (or, in the case of derivatives, securities received from us or the selling shareholders in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Electronic auctions
We and the selling shareholders may also make sales through the Internet or through other electronic means. Since we and the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
We are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters of United States federal securities and New York state law. Certain legal matters of United States federal securities and New York state law in connection with this offering will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement. The validity of the securities offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by King & Wood Mallesons and for the underwriters by a law firm or firms named in the applicable prospectus supplement. Simpson Thacher & Bartlett LLP and Conyers Dill & Pearman may rely upon King & Wood Mallesons with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of GDS Holdings Limited as of December 31, 2023 and 2024, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The office of KPMG Huazhen LLP is located at 25th Floor, Tower II, Plaza 66, 1266 Nanjing West Road, Shanghai, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the Internet at the SEC’s website at www.sec.gov.
Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, New York 10168.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
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our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 28, 2025;

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all exhibits to our current report on Form 6-K for May 2025, furnished to the SEC on May 27, 2025 (the “May 27 Form 6-K”), including Exhibit 99.1, titled “Index to Unaudited Condensed Consolidated Financial Statements,” Exhibit 99.2, titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Exhibit 99.3, titled “Risk Factors”;

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the description of the securities contained in our registration statement on Form 8-A filed on October 20, 2016 pursuant to Section 12 of the Exchange Act, as updated by Exhibit 2.4 to our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 28, 2025 and all future amendments and reports filed for the purpose of updating that description;

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any future annual reports on Form 20-F that we file with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

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any future current reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
GDS Holdings Limited
F4/F5, Building C, Sunland International
No. 999 Zhouhai Road
Pudong, Shanghai 200137
People’s Republic of China
+86-21-2029-2200
You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.